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                                                                 CONFORMED COPY




                                CHF 50,000,000
             AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT

                            DATED 15TH OCTOBER, 1996

                                   between

                             PELIKAN PRODUKTIONS AG
                                    and
                       PELIKAN HARDCOPY (INTERNATIONAL) AG

                                as borrowers


                                    BZW
                                    and
                         NATIONSBANC CAPITAL MARKETS, INC.

                                 as arrangers


                               BARCLAYS BANK PLC

                                   as agent


                            NATIONSBANK OF TEXAS, N.A.

                                as collateral agent


                             NATIONSBANK OF TEXAS, N.A.

                               as documentation agent


                                        and


                                       OTHERS



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                                     CONTENTS


CLAUSE                                                                  PAGE NO.


1.   Interpretation. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
2.   The Facility. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
3.   Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
4.   Conditions Precedent. . . . . . . . . . . . . . . . . . . . . . . . . .   9
5.   Nature of Lenders' Obligations. . . . . . . . . . . . . . . . . . . . .   9
6.   Utilisation of the Facility . . . . . . . . . . . . . . . . . . . . . .   9
7.   Issue of Letters of Credit. . . . . . . . . . . . . . . . . . . . . . .  12
8.   Indemnity (Including Bank Indemnity for Short-Term Advances). . . . . .  12
9.   Letter of Credit Commissions and Fees . . . . . . . . . . . . . . . . .  13
10.  Making of Advances. . . . . . . . . . . . . . . . . . . . . . . . . . .  14
11.  Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
12.  Repayment of Advances . . . . . . . . . . . . . . . . . . . . . . . . .  16
13.  Cancellation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
14.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
15.  Increased Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
16.  Illegality. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
17.  Mitigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
18.  Market Disruption and Alternative Interest Rates. . . . . . . . . . . .  21
19.  Acceleration Event. . . . . . . . . . . . . . . . . . . . . . . . . . .  21
20.  Default Interest and Indemnities. . . . . . . . . . . . . . . . . . . .  22
21.  Currency of Account . . . . . . . . . . . . . . . . . . . . . . . . . .  23
22.  Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
23.  Set-Off and Netting of Payments . . . . . . . . . . . . . . . . . . . .  24
24.  Redistribution of Payments. . . . . . . . . . . . . . . . . . . . . . .  25
25.  Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
26.  Costs and Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . .  25
27.  The Agents, the Arrangers and the Lenders . . . . . . . . . . . . . . .  27
28.  Benefit of Agreement. . . . . . . . . . . . . . . . . . . . . . . . . .  30
29.  Assignments and Transfers by the Borrowers. . . . . . . . . . . . . . .  30
30.  Assignments and Transfers by Banks, Change of Overdraft Provider. . . .  30
31.  Disclosure of Information . . . . . . . . . . . . . . . . . . . . . . .  32
32.  Calculations and Evidence of Debt . . . . . . . . . . . . . . . . . . .  33
33.  Remedies and Waivers. . . . . . . . . . . . . . . . . . . . . . . . . .  34
34.  Partial Invalidity. . . . . . . . . . . . . . . . . . . . . . . . . . .  34
35.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
36.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
37.  Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
38.  Borrower Secession. . . . . . . . . . . . . . . . . . . . . . . . . . .  36
39.  Guarantee by Pelikan Produktions AG . . . . . . . . . . . . . . . . . .  36
40.  Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
41.  Jurisdiction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38


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SCHEDULES

1.   The Banks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
2.   Form of Transfer Certificates . . . . . . . . . . . . . . . . . . . . .  41
3.   Conditions Precedent. . . . . . . . . . . . . . . . . . . . . . . . . .  44
4.   Utilisation Request . . . . . . . . . . . . . . . . . . . . . . . . . .  45
5.   Timetables. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
6.   Form of Borrower Secession Memorandum . . . . . . . . . . . . . . . . .  47
7.   Mandatory Liquid Asset Costs Rate Formula . . . . . . . . . . . . . . .  48
8.   Form of Overdraft Provider Transfer Certificate . . . . . . . . . . . .  50

Signatories. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .52

EXHIBIT

Form of Confidentiality Agreement. . . . . . . . . . . . . . . . . . . . . . .57











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THIS AGREEMENT is made the 15th day of October, 1996 BETWEEN:

(1) PELIKAN PRODUKTIONS AG and PELIKAN HARDCOPY (INTERNATIONAL) AG (together the "BORROWERS" and individually a "BORROWER");

(2) BZW and NATIONSBANC CAPITAL MARKETS, INC. (together with the Documentation Agent, the "ARRANGERS");

(3)  BARCLAYS BANK PLC as agent (the "AGENT");

(4) NATIONSBANK OF TEXAS, N.A. as collateral agent (the "COLLATERAL AGENT", the Agent and the Collateral Agent being hereinafter referred to collectively as the "AGENTS");

(5)  NATIONSBANK OF TEXAS, N.A. as documentation agent (the "DOCUMENTATION
AGENT");

(6)  BARCLAYS BANK PLC as fronting bank (the "FRONTING BANK");

(7)  BARCLAYS BANK PLC as overdraft provider (the "OVERDRAFT PROVIDER"); and

(8)  THE FINANCIAL INSTITUTIONS named in the First Schedule (the "BANKS").

WHEREAS the parties hereto wish further to amend and restate the Revolving Credit Facility dated 24th February, 1995 as previously amended and restated on 2nd June, 1995 (as so amended, the "ORIGINAL AGREEMENT").

NOW IT IS HEREBY AGREED that the Original Agreement is hereby further amended and restated as follows:

1.   INTERPRETATION
1.1  In this Agreement:

     "ADVANCE" means, save as otherwise provided herein, an advance made or to be made by a Lender pursuant to the terms hereof;

     "AGENT'S SPOT RATE OF EXCHANGE" means the Agent's spot rate of exchange for the purchase of the relevant Optional Currency in the London foreign exchange market with Swiss francs on or about 11.00 a.m. on a particular day;

     "APPLICABLE MARGIN" has the meaning given to it in the Credit Agreement;

     "AVAILABLE COMMITMENT" means, in relation to a Bank at any time and save as otherwise provided herein, its Commitment at such time LESS (i) its share of the Outstandings (other than any outstanding Short-Term Advance) at such time (and for the purposes of determining a Bank's share of Outstandings which comprise L/C Outstandings, such Bank's share shall be the amount that it may become obliged to pay to the Fronting Bank pursuant to Clause 8.6) and (ii) except for the purposes of Clause 25, its share of any Advance which it is obliged, or may become obliged, to make pursuant to Clause 6.5 in respect of (a) any outstanding Short-Term Advance at close of business on the day before the proposed Utilisation Date and (b) any Short-Term Advance requested to be made no later than the specified time on such proposed Utilisation Date;



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     "AVAILABLE FACILITY" means, at any time, the aggregate of the Available
     Commitments at such time adjusted, in the case of a proposed Utilisation only, so as to take into account:

     (i) any reduction in the Commitment of a Bank which will occur prior to the commencement of, or during, the Term relating to the proposed Utilisation consequent upon a cancellation of the whole or any part of the Commitment of such Bank pursuant to the terms hereof;

     (ii) the amounts of any Advances (other than any Short-Term Advances) and/or Letters of Credit which, pursuant to any other Utilisation, any Bank or the Fronting Bank, as the case may be, are then obliged to make or, as the case may be, issue on or before the proposed Utilisation Date relating to such proposed Utilisation; and

     (iii) the amounts of any Advances and/or Letters of Credit which were made or, as the case may be, issued by any Bank or the Fronting Bank, as the case may, be pursuant hereto and which are due to be repaid or, as the case may be, expire on or before the proposed Utilisation Date relating to such Utilisation;

     "BARCLAYS OVERDRAFT AGENT" means Barclays Bank (Schweiz) AG, a company incorporated in Switzerland.

     "BASLE PAPER" means the paper entitled International Convergence of Capital Measurement and Capital Standards dated July 1988 prepared by the Basle Committee on Banking Regulations and Supervisory Practices, as amended in November 1991;

     "BORROWER SECESSION MEMORANDUM" means a memorandum delivered to the Agent by the Borrowers pursuant to Clause 38 in the form set out in the Sixth Schedule;

     "BZW" means a division of Barclays Bank PLC;

     "CLOSING DATE" has the meaning given to it in the Credit Agreement;

     "COLLATERAL DOCUMENTS" has the meaning given to it in the Credit Agreement;

     "COMMITMENT" means, in relation to a Bank at any time and save as otherwise provided herein, the amount set opposite its name in the First Schedule;

     "COMMITMENT FEE" has the meaning given to it in Clause 25;

     "COMMITMENT FEE PERCENTAGE" has the meaning given to it in the Credit Agreement;

     "CREDIT AGREEMENT" means the amended and restated credit agreement of even date hereof between Nu-Kote Holding, Inc. as guarantor, Nu-Kote International, Inc. as borrower, Barclays Bank PLC as documentation agent, NationsBank of Texas, N.A. as administrative agent and collateral agent and others;

     "EVENT OF DEFAULT" means an "Event of Default" referred to in Section 5 of the Nu-Kote Guarantees;

     "EXPIRY DATE" means, in relation to any Letter of Credit, the date on which the maximum aggregate liability thereunder is to be reduced to zero;



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     "FACILITY" means the revolving cash advances and letter of credit facility granted to the Borrowers in this Agreement;

     "FACILITY OFFICE" means, in relation to any of the Agent, the Fronting Bank or the banks, the office identified with its signature below or such other office as it may from time to time select which is located in the same jurisdiction as the office identified with its signature below (or, in the case of a Transferee as the office identified in the Transfer Certificate pursuant to which it became a party hereto) or, such other office as may be agreed pursuant to Clause 17;

     "FINANCE DOCUMENTS" means this Agreement, the Nu-Kote Guarantees, the Collateral Documents, the Security Documents, the Hedging Documents and any other document designated as such in writing by the Agent and the Borrowers;

     "GUARANTORS" means Nu-Kote Holding, Inc., Nu-Kote International, Inc., International Communication Materials, Inc., Future Graphics, Inc., Nu-Kote Imaging International, Inc. and Nu-Kote Imperial, Ltd. and "GUARANTOR" means any one of them;

     "HEDGING DOCUMENTS" means any and all currency or interest rate swap and/or interest cap and/or other hedging agreements entered into or to be entered into by a Borrower with a Bank as have been heretofore (and/or as may hereafter be) agreed in writing between a Borrower and the Agent to constitute the Hedging Documents;

     "INTELLECTUAL PROPERTY RIGHTS PLEDGE AGREEMENT" means the Intellectual Property Rights Pledge Agreement dated 24th February, 1995 between Pelikan Produktions AG and the Agent;

     "INVENTORY PLEDGE AGREEMENT" means the Inventory Pledge Agreement dated 24th February, 1995 between Pelikan Produktions AG and the Agent;

     "L/C OUTSTANDINGS" means, at any time, the amount that is the sum of (i) the maximum aggregate amount that is or at any time thereafter may become available for drawings under each Letter of Credit outstanding at such time and (ii) the aggregate amount of all drawings under each Letter of Credit honoured by the Fronting Bank and not theretofore reimbursed by the Borrowers hereunder;

     "LENDERS" means the Banks and the Overdraft Provider;

     "LETTER OF CREDIT" means a documentary or standby letter of credit issued or to be issued by the Fronting Bank pursuant to Clause 7 in each case, in such form as may be requested by a Borrower and which is acceptable to the Fronting Bank;

     "LIBOR" means, in relation to any Advance (other than a Short-Term Advance) or unpaid sum, the rate per annum determined by the Agent to be equal to the arithmetic mean (rounded upwards, if necessary, to four decimal places) of the rates (as notified to the Agent) at which each of the Reference Banks was offering to prime banks in the London Interbank Market deposits in the currency of the relevant Advance and for the specified period at or about 11.00 a.m. on the Quotation Date for such specified period and, for the purposes of this definition, "SPECIFIED PERIOD" means the Term of such Advance or, as the case may be, the relevant period in respect of which LIBOR fails to be determined in relation to such unpaid sum;

     "MANDATORY LIQUID ASSET COSTS RATE" means in relation to any Advance or unpaid sum



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     denominated in sterling, the rate determined in accordance with the Seventh Schedule;

     "MORTGAGE TRANSFER AGREEMENT" means the Mortgage Transfer Agreement dated 24th February, 1995 between Pelikan Produktions AG and the Agent;

     "NU-KOTE GUARANTEES" means the guarantees dated 24th February, 1995 given by the Guarantors in favour of the Agent for itself and on behalf of the Lenders;

     "OBLIGORS" means the Borrowers and the Guarantors and "OBLIGOR" means any one of them;

     "OPTIONAL CURRENCY" means dollars, deutschmarks and sterling;

     "ORIGINAL SWISS FRANC AMOUNT" means:

     (i) the principal amount (in the case of an Advance), or the face value (in the case of a Letter of Credit), of a Utilisation denominated in Swiss francs; or

     (ii) the principal amount (in the case of an Advance), or the face value (in the case of a Letter of Credit), of a Utilisation denominated in an Optional Currency, translated into Swiss francs on the basis of the Agent's Spot Rate of Exchange on the date of receipt by the Agent of the Utilisation Request for that Utilisation;

     "OUTSTANDINGS" means, at any time, the aggregate of:

     (i)   the principal amount of each outstanding Advance at such time; and

     (ii)  the L/C Outstandings at such time;

     "OVERDRAFT FACILITY TRANSFEREE" means a Lender to which the Overdraft Provider transfers all (but not part) of its rights and obligations hereunder as the Overdraft Provider in accordance with Clause 30.5;

     "OVERDRAFT PROVIDER" means:

     (i) Barclays Bank PLC in its capacity as overdraft provider hereunder (and not, for the avoidance of doubt, Barclays Overdraft Agent through which Barclays Bank PLC acts in connection with Short-Term Advances) until the date, if any, that is 30 days after the date Barclays Bank PLC notifies the Borrowers that no more Short-Term Advances will be made by it; or

     (ii) any other Lender that may, from time to time, be appointed to act as the overdraft provider hereunder in accordance with Clause 30.5;

     "OVERDRAFT PROVIDER TRANSFER CERTIFICATE" means a certificate substantially in the form set out in the Eighth Schedule signed by the Overdraft Provider and the Overdraft Facility Transferee whereby:

     (i) the Overdraft Provider seeks to procure the transfer to the Overdraft Facility Transferee of all (but not part) of the Overdraft Provider's rights and obligations hereunder upon and subject to the conditions set out in Clause 30.5; and



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     (ii)   the Overdraft Facility Transferee undertakes to perform all (but not part) of the Overdraft Provider's obligations hereunder as a result of delivery of such certificate to the Borrowers and the Agent as is contemplated in Clause 30.5;

     "OVERDRAFT RATE" means on any day the rate per annum notified by Barclays Overdraft Agent (or if any other Lender is the Overdraft Provider, such Overdraft Provider) to the Agent and the relevant Borrower as being the rate per annum for or with effect from such day (including a margin of 2% per annum);

     "OVERDRAFT REPAYMENT DATE" means, in relation to any Short-Term Advance, the earlier of (1) the date falling five business days after demand for repayment made to the relevant Borrower by the Overdraft Provider and (2) the Termination Date;

     "PELIKAN HARDCOPY INTERNATIONAL AG ASSIGNMENT AGREEMENT" means the Assignment Agreement dated 24th February, 1995 between Pelikan Hardcopy (International) AG and the Agent;

     "PELIKAN PRODUKTIONS AG ASSIGNMENT AGREEMENT" means the Assignment Agreement dated 24th February, 1995 between Pelikan Produktions AG and the Agent;

     "POTENTIAL EVENT OF DEFAULT" has the meaning given to it in the Nu-Kote Guarantees;

     "PROPORTION" means, in relation to a Bank, the proportion borne by its Commitment to the Total Commitments (or, if the Total Commitments are then zero, by its Commitment to the Total Commitments immediately prior to their reduction to zero);

     "QUALIFYING LENDER" means a person recognized as a bank pursuant to Clause 232 of the Circular of the Swiss Federal Tax Authorities, dated 29 October 1992, regarding the tax treatment of syndicated loans, debt certificate issues, promissory notes and subparticipations, Provided that if that circular is amended or repealed, the Agent shall have power to amend this definition in a manner consistent with such amendment or repeal as soon as practically possible;

     "QUOTATION DATE" means, in relation to any period for which an interest rate is to be determined hereunder (other than a Short-Term Advance), the day on which quotations would ordinarily be given by prime banks in the London Interbank Market for deposits in the currency in relation to which such rate is to be determined for delivery on the first day of that period Provided that, if for any such period quotations would ordinarily be given on more than one date, the Quotation Date for that period shall be the last of those dates;

     "REFERENCE BANKS" means the principal London office of Barclays Bank PLC or the principal London offices of other bank or banks as may from time to time be agreed between the Borrowers and the Agent acting on the instructions of the Requisite Lenders;

     "REPAYMENT DATE" means, in relation to any Advance hereunder (other than a Short-Term Advance), the last day of the Term thereof;

     "REQUISITE LENDERS" has the meaning given to it in the Credit Agreement;

     "REQUESTED AMOUNT" means, in relation to any Utilisation Request, the aggregate principal amount of the Advances or, as the case may be, face amount of the Letter of Credit therein requested;



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     "SECURITY DOCUMENTS" means the Pelikan Produktions AG Assignment Agreement, the Pelikan Hardcopy International AG Assignment Agreement, the
     Intellectual Property Rights Pledge Agreement, the Inventory Pledge Agreement, the Mortgage Transfer Agreement and the Share Pledge Agreement;

     "SHARE PLEDGE AGREEMENT" means the Share Pledge Agreement dated 24th February, 1995 between Pelikan Produktions AG and the Agent;

     "SHORT-TERM ADVANCE" means any Advance denominated in Swiss francs made by the Overdraft Provider in that capacity pursuant to the terms hereof;

     "TERM" means, save as otherwise provided herein, in relation to any Advance hereunder (other than a Short-Term Advance), the period for which such Advance is borrowed (as specified in the Utilisation Request relating thereto) and, in relation to any Letter of Credit, the period from the date on which such Letter of Credit is issued until its Expiry Date (as specified in the Utilisation Request relating thereto);

     "TERMINATION DATE" means the day which is sixty months after the Closing Date (as defined in the Credit Agreement);

     "TOTAL COMMITMENTS" means the aggregate for the time being of the Banks' Commitments;

     "TRANSFER CERTIFICATE" means a certificate substantially in the form set out in the Second Schedule signed by a Bank and a Transferee whereby:

     (i) such Bank seeks to procure the transfer to such Transferee of all or a part of such Bank's rights and obligations hereunder upon and subject to the terms and conditions set out in Clause 30; and

     (ii) such Transferee undertakes to perform the obligations it will assume as a result of delivery of such certificate to the Borrowers and the Agent as is contemplated in Clause 30;

     "TRANSFER DATE" means, in relation to any Transfer Certificate or Overdraft Provider Transfer Certificate, the date for the making of the transfer as specified in the schedule to such Transfer Certificate or Overdraft Provider Transfer Certificate (as the case may be);

     "TRANSFEREE" means a bank or other financial institution to which a Bank transfers all or part of such Bank's rights and obligations hereunder in accordance with Clause 30;

     "UK FACILITY" means the amended and restated revolving credit, letter of credit and contract guarantee facility made available to Pelikan Scotland Limited by Barclays Bank PLC and NationsBank, N.A. of even date hereof;

     "UTILISATION" means a utilisation of the Facility hereunder;

     "UTILISATION DATE" means the date of a Utilisation, being the date on which the Advances in respect thereof are to be made or the Letter of Credit in respect thereof is to be issued; and

     "UTILISATION REQUEST" means a notice given to the Agent pursuant to Clause
     6.1 substantially in the



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                                       7

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     form set out in the Fourth Schedule.

1.2  Any reference in this Agreement to:

     an "AFFILIATE" of the Agent shall be construed as a reference to a subsidiary or holding company, or to a subsidiary of a holding company, of the Agent;

     the "AGENT", the "COLLATERAL AGENT" or any "LENDER" or any "OVERDRAFT PROVIDER" shall be construed so as to include its and any subsequent successors, Transferees, Overdraft Facility Transferees and permitted assigns in accordance with their respective interests;

     a "BUSINESS DAY" shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks generally are open for business in London and Zurich and (but only in relation to a transaction involving an Optional Currency) the principal financial centre of the country of that Optional Currency;

     a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that, where any such period would otherwise end on a day which is not a business day, it shall end on the next succeeding business day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the immediately preceding business day Provided that, if a period starts on the last business day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last business day in that later month (and references to "MONTHS" shall be construed accordingly);

     "TAX" shall be construed so as to include any tax, levy, impost, duty or other charge of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same); and

     "VAT" shall be construed as a reference to value added tax including any similar tax which may be imposed in place thereof from time to time.

1.3 "CHF" and "SWISS FRANCS" denote the lawful currency of Switzerland, "US$" and "DOLLARS" denote the lawful currency of the United States of America, "DM" and "DEUTSCHMARKS" denote the lawful currency of the Federal Republic of Germany and "L" and "STERLING" denote the lawful currency of the United Kingdom.

1.4  Save where the contrary is indicated, any reference in this Agreement to:

     (i) this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, restated, varied, novated or supplemented; and

     (ii)  a time of day shall be construed as a reference to London time.

1.5 There are set out in the Fifth Schedule timetables of certain of the procedures provided for in this Agreement. For the purpose of construction, any reference herein to a specified time shall be construed as a reference to the relevant time set forth in the relevant timetable.

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                                       8

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2.   THE FACILITY

2.1 The Lenders grant to the Borrowers, upon the terms and subject to the conditions hereof, a revolving cash advance and letter of credit facility in an aggregate Original Swiss Franc Amount of CHF 50,000,000.

2.2 Subject to Clause 2.1 above, the aggregate amount of all Utilisations denominated in an Optional Currency outstanding at any time shall not:

     (i)   in the case of Utilisations denominated in dollars, exceed
           US$20,000,000;

     (ii) in the case of Utilisations denominated in deutschmarks, exceed DM30,000,000; and

     (iii) in the case of Utilisations denominated in sterling, exceed L15,000,000.

2.3 Notwithstanding Clause 2.2 above, that part of the Facility comprising Letters of Credit is limited to an Original Swiss Franc Amount of CHF 12,000,000.

2.4 That part of the Facility comprising Short-Term Advances will be provided by the Overdraft Provider and is limited to CHF 6,250,000.

3.   PURPOSE

3.1 The Facility is intended to be used for general corporate purposes including, but not limited to:

     (i)   working capital;

     (ii) capital and other expenditures and expenses including, without limitation, Permitted Acquisitions (as defined in the Credit Agreement); and

     (iii) refinancing existing indebtedness and other indebtedness, including reimbursement to the Fronting Bank of any amounts drawn under any Letters of Credit,

     and, accordingly, each Borrower shall apply all amounts raised by it hereunder in or towards satisfaction of such purposes.

3.2 Without prejudice to the obligations of the Borrowers under Clause 3.1, the Agents and the Lenders shall not be obliged to concern themselves with the application of amounts raised by a Borrower hereunder.

3.3 During the period while Barclays Bank PLC is the Overdraft Provider, Barclays Bank PLC shall cause Barclays Overdraft Agent to act as its agent in relation to Short-Term Advances made to the Borrower by Barclays Bank PLC as Overdraft Provider

4.   CONDITIONS PRECEDENT

(a) Neither Borrower may utilise the Facility unless the Agent has confirmed to the Borrowers and the Lenders that it has received all of the documents listed in the Third Schedule and that each is, in form and substance, satisfactory to the Agent.



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                                       9

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 (b)  By signing this Agreement, each of Pelikan Produktions AG and Pelikan
     Hardcopy (International) AG, in their capacities as pledgors and assignors under the Security Documents, acknowledge and agree that their obligations under the Security Documents remain fully applicable and extend to cover all of the obligations owed by each of them in their capacities as borrowers (and, in the case of Pelikan Produktions AG, under Clause 39 as a guarantor) under this Agreement.

5.   NATURE OF LENDERS' OBLIGATIONS

5.1  The obligations of each Lender hereunder are several.

5.2 The failure by a Lender to perform its obligations hereunder shall not affect the obligations of any other Lender or a Borrower towards any other party hereto nor shall any other party be liable for the failure by such Lender to perform its obligations hereunder.

6.   UTILISATION OF THE FACILITY

6.1 Save as otherwise provided herein, Advances will be made by the Banks or, as the case may be, a Letter of Credit will be issued by the Fronting Bank or, as the case may be, Short-Term Advances will be made by the Overdraft Provider to a Borrower if:

     (i) no later than the specified time in respect of the proposed Utilisation, the Agent or, in the case of a Short-Term Advance, the Overdraft Provider, has received from the relevant Borrower a Utilisation Request therefor;

     (ii) the proposed Utilisation Date in respect of such Utilisation Request is a business day;

     (iii) the Requested Amount is:

           (a) in the case of a Utilisation by means of Advances (other than Short-Term Advances), an amount which does not exceed the Available Facility at such time and which, if less than the Available Facility at such time:

                (1) if no other Advance (other than a Short-Term Advance) of less than an Original Swiss Amount of CHF 2,000,000 is outstanding at such time is:

                     (A) if the currency is Swiss Francs, a minimum amount of CHF 1,000,000 and in additional integral multiples of CHF 2,000,000; or

                     (B) if the currency is an Optional Currency, a minimum Original Swiss Franc Amount of CHF 1,000,000 (or an approximate amount thereof) and in additional integral multiples of an Original Swiss Franc Amount of CHF 2,000,000 (or as approximate amount thereof); or

               (2) if an Advance (other than a Short-Term Advance) of less than CHF 2,000,000 is outstanding at such time is:

                    (A) if the currency is Swiss francs, a minimum amount of CHF 2,500,000 and in additional integral multiples of CHF 1,000,000;



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                                       10

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                         or

                    (B) if the currency is an Optional Currency, a minimum Original Swiss Franc Amount of CHF 2,500,000 (or an approximate amount thereof) and in additional integral multiples of an Original Swiss France Amount of CHF 1,000,000 (or an approximate amount thereof); or

           (b) in the case of a Utilisation by means of a Letter of Credit, an amount which does not exceed the Available Facility at such time and which when aggregated with the L/C Outstandings at the time of such Utilisation does not exceed an Original Swiss Franc Amount of CHF 12,000,000; or

           (c) in the case of a Utilisation by means of Short-Term Advances, an amount which does not exceed the Available Facility at such time and which when aggregated with all other Short-Term Advances then outstanding, does not exceed CHF 6,250,000;

     (iv) in the case of a Utilisation to be denominated in an Optional Currency, its principal amount (in the case of an Advance) or face value (in the case of a Letter of Credit), when aggregated with the aggregate principal amounts and/or face values, as the case may be, of all outstanding Utilisations denominated in the same Optional Currency, would not exceed the limits set out in Clause 2.2; and

     (v) the Term requested by the relevant Borrower in such Utilisation Request for any Advance (other than Short-Term Advances) will end on a business day which is or precedes the Termination Date and will be:

           (a) in respect of any such Advance with a proposed Utilisation Date falling during the period expiring on the earlier of the date
                (1) that is two (2) months after the Closing Date or (2) on which the Arrangers determine, in their sole discretion, that the syndication of this Agreement is complete, a period not exceeding 14 days;

           (b) in respect of any such Advance to which Clause 6.1(v)(a) does not apply, a period of one, three or six months;

           (c)  in respect of a Letter of Credit:

                (1) if denominated in Swiss Francs, any period of 18 months or less; or

                (2) if denominated in an Optional Currency, any period of twelve months or less;

           (d) in respect of a Short-Term Advance, any period of one month or less; and

     (vi) the making of such Advance (other than a Short-Term Advance) will not result in there being more than 5 outstanding Advances (other than Short-Term Advances); and

     (vii) in the case of a Utilisation by means of a Short-Term Advance, there is an Overdraft Provider.



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                                       11

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6.2  If and whenever, on the occasion of a Utilisation, the Banks are required to make Advances or the Fronting Bank is required to issue a Letter of Credit pursuant hereto, the aggregate principal amount of the Advances to be so made or, as the case may be, the face amount of the Letter of Credit to be so issued shall be allocated to, and apportioned among, the Banks rateably to their respective Available Commitments for such Utilisation Provided that no amount shall be allocated to any Bank in respect of any Utilisation if such Bank's Commitment will be cancelled pursuant to the terms hereof prior to or during the Term of the proposed Advances or, as the case may be, the Term of the proposed Letter of Credit.

6.3 Each Bank shall, subject to the terms hereof be obliged, through its Facility Office, to make an Advance on the proposed Utilisation Date in a principal amount equal to the amount allocated to it pursuant to this Clause 6.

6.4 The Agent shall not later than the specified time notify each Bank by telephone of the principal amount or, as the case may be, the amount allocated to it pursuant to this Clause 6, such notice to be promptly confirmed by the Agent by telex or telefax.

6.5 The Overdraft Provider may at any time request by notice to a Borrower (through the Agent) which at such time has an outstanding Short-Term Advance made by such Overdraft Provider that the Banks make an Advance to such Borrower on a business day specified by the Overdraft Provider in such notice (such date falling no earlier than five business days after receipt of such notice) and upon receiving such notice such Borrower shall, unless such outstanding Short-Term Advance has been repaid within three business days of receipt of such notice, be deemed to have served a Utilisation Request for an Advance to be made by the Banks in an amount equal to, and in the same currency as, such outstanding Short-Term Advance on such business date specified by the Overdraft Provider for a Term of one month whereupon, notwithstanding the provisions of Clause 6.l(iii) or (v) or the conditions to making an Advance contained in Clause 10 or any cancellation of the Available Facility following the making of such Short-Term Advance, the Banks shall make such Advance available to such Borrower rateably to their respective Available Commitments at such time (or immediately prior to any such cancellation) and interest on such Advance shall be determined in accordance with Clause 11.2 and the Agent is hereby authorised to pay the proceeds of such Advance to the Overdraft Provider on behalf of the relevant Borrower to be applied in discharge of such outstanding Short-Term Advance.

6.6 For the avoidance of any doubt, since the definition of Commitment only applies to Banks and not the Overdraft Provider or the Fronting Bank, any Bank that is also an Overdraft Provider or Fronting Bank may be obliged to have Outstandings that, including its Advances as a Bank, its Short-Term Advances as Overdraft Provider and its L/C Outstandings as Fronting Bank, exceed the amount of its Commitment and any such Bank, in its capacity as Overdraft Provider and Fronting Bank, has the benefit of the Banks' obligations under Clauses 6.5 and 8.6 in respect of its Short-Term Advances and L/C Outstandings as Fronting Bank.

7.   ISSUE OF LETTERS OF CREDIT

7.1 Each Utilisation Request in respect of a Letter of Credit shall, in addition to the information required pursuant to Clause 6.1, specify the name and address of the recipient to which the relevant Letter of Credit should be delivered and shall have the proposed form of the Letter of Credit attached to it.

7.2 Subject to the provisions hereof, the Fronting Bank shall issue a Letter of Credit in accordance with Clause 7.1 if:



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                                       12

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     (i)   no Event of Default or Potential Event of Default has occurred which is continuing;

     (ii) the representations and warranties set out in Section 3 of the Nu-Kote Guarantees are true in all material respects on and as of such Utilisation Date to the same extent as though made on and as of such Utilisation Date, except to the extent that such representations and warranties specifically relate to an earlier date, in which case, such representations and warranties shall have been true and correct in all material respects as of such earlier date; and

     (iii) the form of the Letter of Credit has been agreed between the relevant Borrower and the Fronting Bank by no later than the specified time.

8.   INDEMNITY (INCLUDING BANK INDEMNITY FOR SHORT-TERM ADVANCES)

8.1 If, at any time, a demand for payment (the amount so demanded being herein referred to as the "AMOUNT DEMANDED") is made under a Letter of Credit by the beneficiary thereof, the Agent shall notify the relevant Borrower of such demand and make demand of that Borrower for an amount equal to the Amount Demanded.

8.2 A Borrower shall pay to the Agent an amount equal to the Amount Demanded following receipt by it of a demand made on it by the Agent under this Clause 8. Such payment shall be made on the second business day following the business day on which such Borrower receives such demand from the Agent, or, in the event that the Borrower receives such demand after 9.00 a.m. on such business day, on the third business day following.

8.3 Each Borrower hereby irrevocably and unconditionally agrees to indemnify and keep indemnified the Fronting Bank against each and every sum paid or payable by the Fronting Bank under any Letter of Credit issued at its request and also undertakes to indemnify and hold harmless the Fronting Bank on demand from and against all actions, proceedings, liabilities, costs (including, without limitation, any costs incurred in finding any amount which falls due from the Fronting Bank under any Letter of Credit in connection with any such Letter of Credit as certified by the Fronting Bank to the relevant Borrower), claims, losses, damages and expenses which the Fronting Bank may at any time incur or sustain in connection with or arising out of any Letter of Credit issued at its request Provided that a Borrower shall not be obliged to pay any amount under this Clause 8.3 to the extent that such obligation has arisen as a result of (i) the fraud, gross negligence or wilful misconduct of the Fronting Bank or (ii) the failure by the Fronting Bank to use reasonable care to determine that the documents and certificates required to be delivered under any Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit before making any payment thereunder.

8.4 The Fronting Bank shall be entitled to make any payment under any Letter of Credit for which a demand has been made without any reference to or further authority from the Borrower at whose request such Letter of Credit was issued or any other investigation or enquiry, need not concern itself with the propriety of any demand made or purported to be made under and in the manner required by the terms of any such Letter of Credit and shall be entitled to assume that any person expressed in any Letter of Credit or in any notice served pursuant to any such Letter of Credit to be entitled to make demands is so entitled and that any individual purporting to sign any such demand or notice on behalf of such person is duly authorised to do so unless it has actual knowledge that such person is not so entitled or not so authorised; accordingly, it shall not (save as provided in this Clause
     8) be



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                                       13

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     a defence to any demand made of a Borrower, nor shall a Borrower's obligations hereunder be impaired by the fact (if it be the case), that the Fronting Bank was or might have been justified in refusing payment, in whole or in part, of the amounts so demanded Provided that the Fronting Bank shall use reasonable care to determine that the documents and certificates required to be delivered under any Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit before making any payment thereunder.

8.5 Save as otherwise provided in this Clause 8, the obligations of each Borrower to the Fronting Bank in connection with any such Letter of Credit shall not be discharged, lessened or impaired by any act, omission or circumstance whatsoever which, but for this provision, might operate to release or exonerate such Borrower from all or part of such obligations or in any other way discharge, lessen or impair the same.

8.6 Each Bank hereby irrevocably and unconditionally agrees to indemnify and keep indemnified the Fronting Bank and the Overdraft Provider on demand and in its Proportion against each and every sum payable hereunder by either Borrower to the Fronting Bank and the Overdraft Provider in respect of a Letter of Credit or Short-Term Advance but which is not paid on the due date therefor.

9.   LETTER OF CREDIT COMMISSIONS AND FEES

     Each Borrower agrees to pay the following amounts with respect to each Letter of Credit issued by the Fronting Bank hereunder at its request:

     (i)   (a)  in respect of each documentary Letter of Credit with a term (on issue thereof) of less than one year, a commission of 0.625% per annum on the weighted average maximum amount available from time to time to be drawn under such Letter of Credit. Such commission shall be paid to the Agent for the account of each Bank and for distribution by the Agent to each Bank in proportion to each Bank's allocation pursuant to Clause 6.2 in arrear on and to (but excluding) each 31st March, 30th June, 30th September and 31st December in each year during the term thereof and on the Expiry Date thereof, the first such payment to be made on 31st March, 1995 in respect of any documentary Letter of Credit issued prior to such date;

           (b) in respect of each documentary Letter of Credit with a term (on issue thereof) of one year or more and each standby Letter of Credit, a commission equal to the product of (A) the weighted average Applicable Margin applicable to the Advances (other than Short-Term Advances) outstanding hereunder during the period of calculation multiplied by (B) the weighted average maximum amount available from time to time to be drawn during such period under such Letter of Credit. Such commission shall be paid to the Agent for the account of each Bank and for distribution by the Agent to each Bank in proportion to each Bank's allocation pursuant to Clause 6.2 in arrear on and to (but excluding) each 31st March, 30th June, 30th September and 31st December in each year during the term thereof and on the Expiry Date thereof, the first such payment to be made on 31st March, 1995;

     (ii) a fronting fee, for the account of the Fronting Bank, of 0.20% per annum on the face amount of such Letter of Credit in arrear on and to (but excluding) each 31st March, 30th June, 30th September and 31st December in each year during the term thereof and on the Expiry Date



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                                       14

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           thereof, the first such payment to be made on 31st March 1995 in respect of any such Letter of Credit issued prior to such date; and

     (iii) with respect to the issuance, any amendment and any transfer thereof and each drawing thereunder, in each case reasonable documentary and processing charges in accordance with the Fronting Bank's standard schedule for such charges in effect at the date of issue or the relevant amendment, transfer or drawing (as the case may be) of the relevant Letter of Credit.

10.  MAKING OF ADVANCES

10.1 If any Bank or the Overdraft Provider has been requested to make any Advance in accordance with the provisions hereof, and if on the proposed Utilisation Date relating to such an Advance:

     (i) no Event of Default or Potential Event of Default has occurred which is continuing; and

     (ii) the representations and warranties set out in Section 3 of the Nu-Kote Guarantees are true in all material respects on and as of such Utilisation Date to the same extent as though made on and as of such Utilisation Date, except to the extent that such representations and warranties specifically relate to an earlier date, in which case, such representations and warranties shall have been true and correct in all material respects as of such earlier date;

     then, on such Utilisation Date, such Bank or the Overdraft Provider (as the case may be) shall, save as otherwise provided herein, make such Advance (through its Facility Office in the case of such Bank and if Barclays Bank PLC is the Overdraft Provider, through Barclays Overdraft Agent in the case of Short-Term Advances) to the relevant Borrower in accordance with the provisions of Clause 22. Advances made hereunder shall not be represented by notes or other instruments evidencing indebtedness.

10.2 If, before 9.00 a.m. on the Utilisation Date of an Advance to be denominiated in an Optional Currency, the Agent receives notice from a Lender that:

     (i) it is impracticable for the affected Lender to fund its participation in such Advance for its Term in that Optional Currency in the ordinary course of business in the London interbank market; or

     (ii) the use of the proposed Optional Currency might contravene any law or regulation relevant to the affected Lender;

     then the Agent shall promptly notify the relevant Borrower and that Advance shall not be made.

10.3 The Agent shall notify each relevant Party of any applicable Agent's Spot Rate of Exchange or Original Swiss Franc Amount as soon as practicable after it is ascertained.

11.  INTEREST

11.1 On the Repayment Date relating to each Advance (other than a Short-Term Advance) made to it the relevant Borrower shall pay accrued interest on that Advance.

11.2 On the earlier of:



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                                       15

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     (i)   the last business day of each calendar quarter; and

     (ii) the Overdraft Repayment Date, the relevant Borrower shall pay accrued interest on any Short Term Advance made to it.

11.3 The rate of interest applicable to an Advance (other than a Short-Term Advance) made by a Bank during the Term of such Advance shall be the rate per annum determined by the Agent to be the sum of:

     (i)   LIBOR on the Quotation Date for such Advance;

     (ii)  the Applicable Margin;and

     (iii) (in the case of an Advance denominated in sterling) the Mandatory Liquid Asset Costs Rate in respect thereof.

11.4 The rate of interest applicable to a Short-Term Advance shall be the Overdraft Rate.

11.5 The Agent shall promptly notify the Borrowers and the relevant Banks of each determination of an interest rate made by it pursuant to this Clause 11.

12.  REPAYMENT OF ADVANCES

12.1 Each Borrower shall repay each Advance (other than a Short-Term Advance) made to it in full on the Repayment Date relating thereto.

12.2 Each Borrower shall repay each Short-Term Advance made to it in full on or before the Overdraft Repayment Date.

12.3 Neither Borrower shall repay all or any part of any Advance outstanding hereunder except at the times and in the manner expressly provided herein.

13.  CANCELLATION

13.1 The Borrowers may, by giving to the Agent not less than three business days' prior notice to that effect, cancel the whole or any part (being a minimum amount of CHF 2,500,000 and in additional integral multiples of CHF 1,000,000) of the Available Facility. Any such cancellation shall reduce the Commitment of each Bank rateably.

13.2 Any notice of cancellation given by the Borrowers pursuant to Clause 13.1 shall be irrevocable and shall specify the date upon which such cancellation is to be made and the amount of such cancellation.

13.3 If (i) a Borrower is required to make any additional payment to a Lender pursuant to Clauses 14 or 18.2 or (ii) any Lender claims indemnification under Clauses 15.1 or 15.2, the Borrowers may, within thirty days thereafter and by not less than fifteen days' prior notice to the Agent (which notice shall be irrevocable), cancel all or any part of such Lender's Commitment whereupon on the date specified in such notice its Commitment shall be reduced by the amount so cancelled.



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                                       16

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13.4 If the Borrowers give notice of cancellation pursuant to Clause 13.3, they may at the same time as such notice expires repay each outstanding Advance (or, as the case may be, the relevant proportion thereof) of the relevant Lender together with accrued interest thereon and may procure that such Lender's liability under all outstanding Letters of Credit (or, as the case may be, the relevant proportion thereof) will be secured in a manner acceptable to such Lender, it being understood that in no event shall any Letter of Credit or the obligations of the Fronting Bank thereunder be cancelled and security equal to, and in the same currency as, the maximum amount that can be drawn under each outstanding Letter of Credit issued by the Fronting Bank shall be acceptable to the Fronting Bank.

13.5 If Nu-Kote International Inc. gives notice in accordance with the Credit Agreement to cancel the whole or any part of a Bank's commitment under the Credit Agreement, the Borrowers shall, at the same time give notice in accordance with Clause 13.1 to cancel the whole or a proportion equal to the proportion to be cancelled under the Credit Agreement, of such Bank's Commitment hereunder. If the Borrowers fail to give such a notice in accordance with Clause 13.1, the notice given in accordance with the Credit Agreement shall be deemed to be a notice under Clause 13.1, MUTATIS MUTANDIS.

14.  TAXES

14.1 All payments to be made by a Borrower to the Agent, any Lender or the Fronting Bank hereunder shall be made free and clear of and without deduction for or on account of tax unless such Borrower is required to make such a payment subject to the deduction or withholding of tax, in which case the relevant Borrower shall promptly upon becoming aware thereof notify the Agent thereof and the relevant Borrower shall pay to the relevant taxing or other governmental authority the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by such Borrower pursuant to the succeeding sentence) promptly upon becoming aware of the same. If such deduction or withholding is required, the sum payable by the relevant Borrower in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of the required deduction or withholding, the Agent, such Lender or, as the case may be, the Fronting Bank receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made Provided that the relevant Borrower shall not be required to make any additional payment to any Lender pursuant to this Clause 14.1 if:-

     (i) the law, regulation or other administrative circular requiring such deduction or withholding was in existence on 24th February, 1995;

     (ii) the requirement to deduct or withhold arises as a result of such Lender not being or having ceased to be a Qualifying Lender;

     (iii) the requirement to deduct or withhold could have been avoided or reduced as a result of such Lender complying with any obligation it may have to provide documentation in accordance with Clause 17.1; or

     (iv) the requirement to deduct or withhold would not have arisen but for a transfer or assignment or participation in breach of Clause 30.

14.2 If a Lender shall become aware that it is eligible for a refund in respect of any taxes actually paid by



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                                       17

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     a Borrower pursuant to Clause 14.1 hereof, it shall promptly notify the relevant Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the relevant Borrower, apply for such refund or shall furnish to the relevant Borrower such forms, duly completed, as will enable that Borrower to claim such refund on its own behalf. The relevant Borrower shall reimburse such Lender for all costs reasonably incurred by it in applying for seeking such refund. If any Lender determines that it has received a refund in respect of any taxes paid by a Borrower pursuant to Clause 14.1 hereof, it shall repay such refund within 30 days after receipt to the relevant Borrower to the extent of amounts not in excess of the amounts actually paid by such Borrower and not previously reimbursed in respect of the taxes giving rise to such refund net of all out-of-pocket expenses reasonably incurred by such Lender not previously reimbursed and without interest (other than interest received from the relevant taxing authority with respect to such refund). The relevant Borrower, upon request of the relevant Lender, agrees to return to such Lender the amount paid to it by the applicable Lender with respect to such refund (plus applicable penalties, interest or other charges) in the event that such Lender is required to repay such refund. In addition the Agent and each Lender shall reasonably cooperate with a Borrower, at that Borrower's expense in contesting any taxes that such Borrower is required to bear pursuant to Clause 14.1 hereof and shall pay to such Borrower, on a net after tax basis, any refunds obtained as a result of such contest, together with any interest thereon, within 30 days of receipt. Nothing in this Clause 14.2 shall interfere with the right of any person to arrange its tax affairs in whatever manner it thinks fit nor oblige any person to disclose any information relating to its tax affairs or any computations in respect thereof to any other person.

15.  INCREASED COSTS

15.1 If, after 24th February, 1995 by reason of, (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of tax or reserve requirements) in or in the official interpretation of any law or regulation by the authority charged with the administration or interpretation thereof, or (ii) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law) but being a guideline or request with which banks are generally accustomed to comply:

     (i) a Lender incurs a cost as a result of such Lender's having entered into and/or performing its obligations under this Agreement and/or assuming or maintaining a commitment under this Agreement and/or participating in one or more Advances and/or one or more Letters of Credit hereunder;

     (ii) there is an increase in the cost to a Lender of funding or maintaining its participation in (a) all or any of the advances comprised in a class of advances formed by or including the Advances made or to be made hereunder and/or (b) all or any of the letters of credit comprised in a class of letters of credit formed by or including the Letters of Credit made or to be made hereunder; or

     (iii) a Lender becomes liable to make any payment on account of tax or otherwise (not being a tax imposed on or measured by the net income or capital of such Lender's Facility Office by the jurisdiction in which it is incorporated or in which it or its Facility Office is located or centrally managed or controlled) on or calculated by reference to the amount of such Lender's participation in the Advances made or to be made hereunder and/or any Letter of Credit issued or to be issued hereunder and/or to any sum received or receivable by it hereunder,



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      then the relevant Lender shall, through the Agent, notify Pelikan
      Produktions AG of such cost, such increased cost or, as the case may be, such liability within 30 days of becoming aware of the same, demanding indemnification in respect thereof and upon receipt of such notice and demand, Pelikan Produktions AG shall pay to the Agent for the account of that Lender, within five business days after receipt of such notice and demand, additional amounts sufficient to indemnify that Lender against such cost, such increased cost or such liability. A certificate in reasonable detail as to the amount of such cost, increased cost or such liability submitted to the Borrowers and the Agent by that Lender, shall, except for manifest error, be final, conclusive and binding for all purposes.


15.2 In the event that any Lender shall have reasonably determined that the adoption or implementation after 24th February, 1995 of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy (other than (i) the terms, proposals and recommendations contained in the Basle Paper or (ii) any other rule, regulation, guideline or order regarding capital adequacy in effect on 24th February, 1995 affecting such Lender), including, without limitation, a request or requirement (but being a request or requirement with which banks are generally accustomed to comply) which affects the manner in which a Lender is required to or does maintain capital resources having regard to such Lender's obligations hereunder and to amounts owing to it hereunder or any change therein or in the interpretation or application thereof or compliance by any Lender with any request or directive regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful but if not having the force of law, being a request or directive with which banks are generally accustomed to comply and in any event excluding the terms, proposals and recommendations contained in the Basle Paper or any other rule, regulation, guideline or order regarding capital adequacy in effect on 24th February, 1995 affecting such Lender) from any central bank or governmental agency or body having jurisdiction, has the effect of increasing the amount of capital required to be maintained by such Lender and thereby reducing the rate of return on such Lender's overall capital as a consequence of such Lender's obligations hereunder to a level below that which such Lender would have achieved but for the occurrence of such circumstances, then the relevant Lender shall, through the Agent, notify Pelikan Produktions AG of such event within 30 days of becoming aware of the same demanding indemnification in respect thereof and including in such notification and demand a certificate stating (a) that one of the events described in this Clause 15.2 has occurred and describing in reasonable detail the nature of such event, (b) the amount of the reduction in the rate of return on such Lender's capital reasonably determined by such Lender to be allocable to the existence of such Lender's obligations hereunder and (c) setting forth in reasonable detail the manner of calculation of the reduction in the rate of return on such Lender's capital and such allocated amount thereof and Pelikan Produktions AG shall upon receipt of such notice and demand pay to the Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of such compensation, submitted to the Borrowers and the Agent by such Lender shall, in the absence of manifest error, be final, conclusive and binding for all purposes. In determining such amount, a Lender may use any reasonable averaging and attribution method. Nothing in this Clause 15.2 is intended to provide to the Borrowers the right to inspect the records, files or books of any Lender.

15. Pelikan Produktions AG shall not be required to pay any amounts pursuant to Clauses 15.1 or 15.2:

      (i) to the extent that such amounts are recovered under Clause 14, Clause 18 or any other sub-clause of Clause 15;

      (ii) to the extent that such cost, increased cost or liability would not have arisen but for a

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                                       19

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            transfer or assignment in breach of Clause 30;

      (iii) unless the relevant Lender has delivered a notice and demand in the manner required by Clause 15.1 or, as the case may be, Clause
            15.2 and such certificates as are referred to in Clauses 15.1 or, as the case may be, 15.2; or

      (iv) to the extent that such cost, increased cost or liability has already been compensated for by the application of the Mandatory Liquid Asset Costs Rate.

16    ILLEGALITY

      If, at any time after 24th February, 1995 it is unlawful for a Lender to make, fund or allow to remain outstanding all or any of the Advances made or to be made by it hereunder then that Lender shall, promptly after becoming aware of the same, deliver to Pelikan Produktions AG through the Agent a certificate to that effect and, unless such illegality is avoided in accordance with Clause 17 or Clause 38 taking into account any grace period allowed by any such order, request or requirement:

      (i) such Lender shall not thereafter be obliged to make any Advances and the amount of its Commitment shall be immediately reduced to zero; and

      (ii) if the Agent on behalf of such Lender so requires, Pelikan Produktions AG shall on such date as the Agent shall have specified:

            (a) repay each outstanding Advance together with accrued interest thereon and all other amounts owing to such Lender; and/or

            (b) procure that such Lender's obligations under any Letters of Credit will be secured in a manner acceptable to such Lender, it being understood that in no event shall any Letter of Credit or the obligations of the Fronting Bank thereunder be cancelled and security in Swiss francs equal to the maximum amount that can be drawn under each Letter of Credit outstanding at such time shall be acceptable to the Fronting Bank.

17.   MITIGATION

17.1 If, in respect of any Lender, circumstances arise which would or would upon the giving of notice result in:

      (i)   the reduction of its Commitment to zero pursuant to Clause 16(i);

      (ii) an increase in the amount of any payment to be made to it or for its account pursuant to Clause 14 or Clause 18.2; or

      (iii) a claim for indemnification pursuant to Clause 15.1 or 15.2,

      then, without in any way limiting, reducing or otherwise qualifying the rights of such Lender or the obligations of the Borrowers under any of the Clauses referred to in (i), (ii) or (iii) above such Lender shall promptly upon becoming aware of the same notify the Agent thereof and, in consultation with the Agent and the Borrowers to the extent that it can do so without prejudice to its own position, take such steps as it determines are available to it (acting reasonably) to mitigate the effects of such

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                                       20

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            circumstances at the request and expense of Pelikan Produktions AG including (i) the transfer of its Facility Office; (ii) (subject to Clause 30) the transfer of its rights and obligations hereunder to another financial institution acceptable to the Borrowers and willing to participate in the Facility; and/or (iii) within 30 days of becoming aware of the same, the execution and delivery to the relevant authorities (and/or the Borrowers) of any documentation necessary to secure the benefit of any applicable double taxation treaty or any relevant domestic law which would operate to mitigate any of the circumstances referred to above Provided that such Lender shall be under no obligation to take any such action if, in the reasonable opinion of such Lender, to do so might have any adverse effect upon its business, operations or financial condition.

17.2 The Borrowers hereby agree to pay all expenses reasonably incurred by any Lender in taking steps to mitigate the effects of circumstances giving rise to any of the matters referred to in Clause 17.1(i), (ii) and (iii) by transferring its Facility Office pursuant to Clause 17.1 to the extent that such expenses would not have occurred but for such transfer.

18.   MARKET DISRUPTION AND ALTERNATIVE INTEREST RATES

18.1 If, in relation to any Utilisation by way of Advances (other than a Short Term Advance), the Agent determines that at or about 11.00 a.m. on the Quotation Date for the Term in respect of such Advances none of the Reference Banks was offering to prime banks in the London Interbank Market deposits in the relevant currency for the proposed duration of such Term, then, notwithstanding such failure to offer deposits in that currency:

      (i)   the Agent shall notify the other parties hereto of such event;

      (ii) such Advances shall, nevertheless, be made and the amount of interest payable in respect of any such Advance during its Term shall be determined in accordance with the following provisions of this Clause 18; and

      (iii) if the Agent so requires, within five days of such notification the Agent and the relevant Borrower shall enter into negotiations with a view to agreeing a substitute basis for determining the rates of interest which may be applicable to such Advances and Advances in the future and any such substitute basis that is agreed shall take effect in accordance with its terms and be binding on each party hereto Provided that the Agent may not agree any such substitute basis without the prior written consent of each Bank.

18.2 If no substitute basis is agreed within 10 business days pursuant to Clause 18.1(iii) in respect of such Advances, any such Advance made by a Bank pursuant to Clause 18.1(ii) shall bear interest during its Term at the rate per annum equal to the sum of the Applicable Margin at such time, the Mandatory Liquid Assets Costs Rate (if applicable) and the cost to such Bank (as certified by it in good faith to the Agent with a copy to the Borrowers and expressed as a rate per annum) of funding such Advance from whatever sources it may reasonably select.

19.   ACCELERATION EVENT

      If one or more Events of Default shall have occurred then at any time thereafter and so long as the Event of Default in question is continuing unremedied or unwaived, the Agent (if so instructed by the Requisite Lenders) shall:-

      (i) cancel the Commitments whereupon the same shall be so cancelled and reduced to zero;



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                                       21

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            and/or

      (ii) declare any outstanding Advances to be immediately due and payable, whereupon the same shall become so due and payable, together with accrued interest thereon and all other sums due hereunder forthwith; and/or

      (iii) require each Borrower to provide security in respect of each Letter of Credit issued at its request in a manner acceptable to the Fronting Bank in the currency of each such Letter of Credit, it being understood that in no event shall any Letter of Credit or the obligations of the Fronting Bank thereunder be cancelled and security equal to, and in the same currency as, the maximum amount that can be drawn under each Letter of Credit outstanding at such time shall be acceptable to the Fronting Bank.

20.   DEFAULT INTEREST AND INDEMNITIES

20.1 If any amount of principal, Commitment Fee, or interest due and payable by a Borrower hereunder is not paid on the due date therefor, a Borrower does not reimburse the Fronting Lender for any drawing under a Letter of Credit hereunder on the due date therefor, any fees (other than the Commitment
      Fee) and other amounts payable by a Borrower hereunder are not paid within ten days of the due date therefor, or if any sum due and payable by a Borrower under any judgment of any court in connection herewith is not paid in accordance with the requirements of such judgment, the period beginning on such due date or, as the case may be, the date required by such judgment and ending on the date upon which the obligation of the relevant Borrower to pay such sum (the balance thereof for the time being unpaid being herein referred to as an "UNPAID SUM") is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period and the duration of each of which shall (except as otherwise provided in this Clause 20) be reasonably selected by the Agent.

20.2 During each such period relating thereto as is mentioned in Clause 20.1 an unpaid sum shall bear interest at the rate per annum which is the sum from time to time of two per cent., the Applicable Margin at such time, the Mandatory Liquid Asset Costs Rate Formula (if applicable) and LIBOR on the Quotation Date therefor Provided that:

      (i) if, for any such period, LIBOR cannot be determined, the rate of interest applicable to such unpaid sum in respect of the Agent or any Lender shall be the sum from time to time of two per cent., the Applicable Margin at such time, the Mandatory Liquid Asset Costs Rate Formula (if applicable) and the rate per annum notified to the Agent by such person (as certified by it in good faith to the relevant Borrower with a copy to the Agent) to be that which expresses as a percentage rate per annum the cost to such person of funding from whatever sources it may reasonably select its portion of such unpaid sum for such period; and

      (ii) if such unpaid sum is all or part of an Advance which became due and payable on a day other than the last day of the Term thereof, the first such period applicable thereto shall be of a duration equal to the unexpired portion of that Term and the rate of interest applicable thereto from time to time during such period shall be that which exceeds by one per cent. the rate which would have been applicable to it had it not so fallen due.

20.3 Any interest which shall have accrued under Clause 20.2 in respect of an unpaid sum shall be due and payable and shall be paid by the relevant Borrower at the end of the period by reference to which



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                                       22

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      it is calculated.

20.4 If any Lender or the Agent on its behalf receives or recovers all or any part of an Advance made by such Lender otherwise than on the last day of the Term thereof, the Borrower to whom such Advance was made shall pay to the Agent on demand for the account of such Lender an amount equal to the amount (if any) by which (i) the additional interest which would have been payable on the amount so received or recovered had it been received or recovered on the last day of the Term thereof exceeds (ii) the amount of interest which in the opinion of the Agent would have been payable to the Agent on the last day of the Term thereof in respect of a deposit in the currency of the amount so received or recovered equal to the amount so received or recovered placed by it with a prime bank in the London Interbank Market for a period starting on the third business day following the date of such receipt or recovery and ending on the last day of the Term thereof.

20.5 Any unpaid sum shall (for the purposes of this Clause 20 and Clause 15) be treated as an advance and accordingly in this Clause 20 and Clause 15 the term "Advance" includes any unpaid sum and "Term", in relation to an unpaid sum, includes each such period relating thereto as is mentioned in Clause 20.1.

20.6 If any person receives an amount in respect of a Borrower's liability under the Finance Documents or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the "CONTRACTUAL CURRENCY") in which the amount is expressed to be payable under the relevant Finance Document:

      (i) that Borrower shall indemnify that person as an independent obligation against any loss or liability arising out of or as a result of the conversion;

      (ii) if the amount received by that person, when converted into the contractual currency at a market rate in the usual course of its business, is less than the amount owed in the contractual currency, that Borrower shall forthwith on demand pay to that person an amount in the contractual currency equal to the deficit; and

      (iii) that Borrower shall pay to the person concerned on demand any exchange costs and taxes payable in connection with any such conversion.

      Each Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

21.   CURRENCY OF ACCOUNT

21.1 A repayment or prepayment of an Advance, or a payment by a Borrower under Clause 8.2, is payable in the currency in which that Advance or relevant Amount Demanded, as the case may be, is denominated.

21.2 Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

21.3 Amounts payable in respect of costs, expenses, taxes and the like are payable in the currency in which they are incurred.

21.4 Any other amount payable under this Agreement is, except as otherwise provided in this Agreement,



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                                       23

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      payable in Swiss francs.


22.   PAYMENTS

22.1 On each date on which this Agreement requires an amount to be paid by a Borrower or any of the Lenders hereunder, the relevant Borrower or, as the case may be, such Lender shall make the same available in same day funds to the Agent or to its account at such office or bank as it may notify to the Borrower or Lender for this purpose.

22.2 On each date on which this Agreement requires an amount to be paid by a Borrower or the Overdraft Provider in respect of any Short-Term Advances, the relevant Borrower or, as the case may be, the Overdraft Provider shall make the same available for value the same day by transfer to such account with such bank in Zurich as the Overdraft Provider or, as the case may be, such Borrower shall have specified for this purpose.

22.3 Save as otherwise provided herein, each payment received by the Agent for the account of another person shall be made available by the Agent to such other person (in the case of a Bank, for the account of its Facility Office) for value the same day by transfer to such account of such person with such bank in the principal financial centre of the relevant currency as such person shall have previously notified to the Agent.

22.4 All payments required to be made by a Borrower hereunder shall be calculated without reference to any set-of or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

22.5 Where a sum is to be paid hereunder to the Agent for account of another person, the Agent shall not be obliged to make the same available to that other person until it has been able to establish to its satisfaction that it has actually received such sum, but if it does so and it proves to be the case that it had not actually received such sum, then the person to whom such sum was so made available shall on request refund the same to the Agent together with an amount sufficient to indemnify the Agent against any cost or loss it may have suffered or incurred by reason of its having paid out such sum prior to its having received such sum.

23.   SET-OFF AND NETTING OF PAYMENTS

23.1 Each Borrower authorises each Lender upon the occurrence of an Event of Default and consequent acceleration of the obligations of such Borrower hereunder pursuant to Clause 19 hereof to apply any credit balance to which such Borrower is entitled on any account of that Borrower with that Lender in satisfaction of any sum due and payable from such Borrower to such Lender hereunder but unpaid; for this purpose, each Lender is authorised to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application. Such Lender shall notify the relevant Borrower of any such application. No Lender shall be obliged to exercise any right given to it by this Clause 23.

23.2 If, on any occasion, the Agent receives a payment for the account of a Borrower pursuant to Clause 22.1, the Agent may make available such payment to the relevant Borrower by application:

      (i) first, in or towards payment the same day of any amount then due from such Borrower hereunder to the person from whom the amount was so received; and



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                                       24

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      (ii)  secondly, in or towards payment the same day to the account of such
            Borrower with such Lender in Zurich as such Borrower shall have previously notified to the Agent for this purpose.

24.   REDISTRIBUTION OF PAYMENTS

24.1 Subject to Clause 24.2, if, at any time, the proportion which any Bank (a "RECOVERING BANK") has received or recovered (whether by payment, the exercise of a right of set-off or combination of accounts or otherwise) in respect of its portion of any payment (a "RELEVANT PAYMENT") to be made under this Agreement by either Borrower for account of such Recovering Bank and one or more other Banks is greater (the portion of such receipt or recovery giving rise to such excess proportion being herein called an "EXCESS AMOUNT") than the proportion thereof so received or recovered by the Bank or Banks so receiving or recovering the smallest proportion thereof, then:

      (i) such Recovering Bank shall pay to the Agent an amount equal to such excess amount;

      (ii) there shall thereupon fall due from the relevant Borrower to such Recovering Bank an amount equal to the amount paid out by such Recovering Bank pursuant to paragraph (i) above, the amount so due being, for the purposes hereof, treated as if it were an unpaid part of such Recovering Bank's portion of such relevant payment; and

      (iii) the Agent shall treat the amount received by it from such Recovering Bank pursuant to paragraph (i) above as if such amount had been received by it from the relevant Borrower in respect of such relevant payment and shall pay the same to the persons entitled thereto (including such Recovering
            Bank) PRO RATA to their respective entitlements thereto.

24.2 If any Bank shall commence any action or proceeding in any court to enforce its rights hereunder and, as a result thereof or in connection therewith, shall receive any excess amount (as defined in Clause 24.1), then such Bank shall not be required to share any portion of such excess amount with any Bank which has the legal right to, but does not, join in such action or proceeding or commence and diligently prosecute a separate action or proceeding to enforce its rights in another court.

25.   FEES

      Pelikan Produktions AG shall pay to the Agent for account of each Bank a Commitment Fee (the "COMMITMENT FEE") on the amount of such Bank's Available Commitment (less, if such Bank is also the Overdraft Provider, the Overdraft Provider's outstanding Short-Term Advances on such day) from day to day during the period beginning on 24th February, 1995 and ending on the Termination Date at the applicable Commitment Fee Percentage per annum and payable in arrear on and to (but excluding) each 31st March, 30th June, 30th September and 31st December falling during the term of this Agreement and on the Termination Date. For this purpose, Utilisations are taken at their Original Swiss Franc Amount.

26.   COSTS AND EXPENSES

26.1 Except as otherwise agreed in writing by the Agents, Arrangers and the Borrowers, whether or not the Closing Date shall occur, Pelikan Produktions AG shall, on demand of an Agent or an Arranger, reimburse such Agent or, as the case may be, such Arranger, to the extent not recovered under any other Loan Document (as defined in the Credit Agreements) or other Finance Documents, for:



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                                       25

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      (i)   all reasonable costs of furnishing all opinions required hereunder by counsel for the Borrowers (including, without limitation, any opinions reasonably requested by such Agent as to any legal matters arising hereunder or under any Security Document) and of the Borrowers' compliance with all agreements and conditions contained herein or in any Finance Document on its part to be performed or complied with together with any VAT thereon;

      (ii) the reasonable fees, expenses and disbursements of counsel to such Agent together with any VAT thereon properly incurred in connection with the negotiation, preparation, execution and administration of this Agreement and the Finance Documents, each Advance made, and each Letter of Credit issued, thereunder and any amendments and waivers thereto;

      (iii) all the actual costs and expenses of creating and perfecting any encumbrance in favour of the Lenders contemplated by the Finance Documents including filing and recording fees and expenses, stamp duty or similar taxes, reasonable fees and expenses of legal counsel for providing such legal opinions as such Agent may reasonably request in connection therewith and reasonable fees and expenses of legal counsel to such Agent;

      (iv) all costs and expenses (including reasonable legal fees) incurred by such Agent in connection with the preservation and enforcement of any of the rights of such Agent and the Lenders in connection with any workout or collection of any of the obligations of the Borrowers under this Agreement and the Finance Documents or enforcement of this Agreement or the Finance Documents;

      (v) all reasonable accountable out-of-pocket expenses (including travel and due diligence expenses) incurred by such Arranger in connection with the negotiation, closing and syndication of the Finance Documents Provided that the amount of all such out-of-pocket expenses incurred by such Arranger (and the administrative agent under the Credit Agreement and all other Loan Documents
            (as defined in the Credit Agreement)) shall not in the aggregate exceed US$50,000; and

     (vi) all other actual and reasonable out-of-pocket expenses incurred by the Agent in connection with the making of Advances and issuance of Letters of Credit hereunder.

26.2 If Pelikan Produktions AG fails to perform any of their obligations under Clause 26.1, each Bank shall, in its Proportion, indemnify each Agent and Arranger against any loss incurred by it as a result of such failure and the Borrowers shall forthwith reimburse each Bank for any payment made by it pursuant to Clause 26.1.

26.3 In addition to the provisions of Clause 26.1 and whether or not the Closing Date shall occur, Pelikan Produktions AG agrees to indemnify, pay and hold each Agent and each Lender, and their respective officers, directors, employees, agents, and affiliates (collectively called the "INDEMNITIES") harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, and out-of-pocket costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable legal fees) in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnity shall be designated a party thereto, that may be imposed on, incurred by, or asserted against that Indemnity, in any manner relating to or arising out of this Agreement or any Finance Document, or the use or intended use of the proceeds thereof or in any way relating to or resulting from the actions

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      or assets of the Borrowers or any of their respective subsidiaries
      (the "INDEMNIFIED LIABILITIES") Provided that the Borrowers shall have no obligation under this Clause 26.3 to any Indemnity arising from the fraud, gross negligence, wilful misconduct or wilful breach of this Agreement or any Finance Document by any party hereto and its related Indemnities.

27.   THE AGENTS, THE ARRANGERS AND THE LENDERS

27.1 The Arrangers and each Lender hereby appoints the Agent to act as its agent in connection with this Agreement and the Finance Documents and the Collateral Agent to act as its agent in connection with the Collateral Documents and authorises each of the Agent and the Collateral Agent to exercise such rights, powers, authorities and discretions as are specifically delegated to the Agent by the terms hereof together with all such rights, powers, authorities and discretions as are reasonably incidental thereto.

27.2  Each of the Agent and the Collateral Agent may:

      (i)   assume that:

            (a) any representation made by any Obligor in connection with any Finance Document is true;

            (b)  no Event of Default has occurred;

            (c) no Obligor is in breach of or default under its obligations under any Finance Document; and

            (d) any right, power, authority or discretion vested in a Finance Document upon the Requisite Lenders, the Lenders or any other person or group of persons has not been exercised,

            unless it has, in its capacity as agent for the Lenders hereunder, received notice to the contrary from any other party hereto;

      (ii) assume that the Facility Office of each Bank is that identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) until it has received from such Bank a notice designating some other office of such Bank to replace its Facility Office and act upon any such notice until the same is superseded by a further such notice;

      (iii) engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

      (iv) rely as to any matters of fact which might reasonably be expected to be within the knowledge of the Borrowers upon a certificate signed by or on behalf of the Borrowers;

      (v) rely upon any communication or document believed by it to be genuine;

      (vi) refrain from exercising any right, power or discretion vested in it as Agent under any Finance Document unless and until instructed by the Requisite Lenders as to whether or not



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            such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised; and

      (vii) refrain from acting in accordance with any instructions of the Requisite Lenders to begin any legal action or proceeding arising out of or in connection with this Agreement or any other Finance Document until it shall have received such security as it may require (whether by way of payment in advance or otherwise) for all costs, claims, losses, expenses (including, without limitation, legal fees) and liabilities together with any VAT thereon which it will or may expend or incur in complying with such instructions.

27.3  Each of the Agent and the Collateral Agent shall:

      (i) promptly inform each Lender of the contents of any notice or document received by it in its capacity as Agent or, as the case may be, Collateral Agent from an Obligor under a Finance Document;

      (ii) promptly notify each Lender of the occurrence of any Event of Default or any default by an Obligor in the due performance of or compliance with its obligations under a Finance Document of which it has notice from any other party hereto;

      (iii) save as otherwise provided herein, act as agent hereunder in accordance with any instructions given to it by the Requisite Lenders, which instructions shall be binding on all of the Lenders; and

      (iv) if so instructed by the Requisite Lenders, refrain from exercising any right, power or discretion vested in it as agent hereunder.

27.4 Notwithstanding anything to the contrary expressed or implied herein, neither the Agent, the Collateral Agent nor any Arranger shall:

      (i)   be bound to enquire as to:

            (a) whether or not any representation made by an Obligor in connection with a Finance Document is true;

            (b)  the occurrence or otherwise of any Event of Default;

            (c) the performance by each Obligor of its obligations under each Finance Document to which it is a party; or

            (d) any breach of or default by an Obligor of or under its obligations under any Finance Document;

      (ii) be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account;

      (iii) be bound to disclose to any other person any information relating to the Borrower if such disclosure would or might in its opinion constitute a breach of any law or regulation or be otherwise actionable at the suit of any person; or



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      (iv)  be under any obligations other than those for which express provision is made herein.

27.5 Each Lender shall, in its Proportion, from time to time on demand by the Agent or as the case may be, the Collateral Agent, indemnify the Agent or as the case may be, the Collateral Agent against any and all costs, claims, losses, expenses (including, without limitation, legal fees) and liabilities together with any VAT thereon which it may incur, otherwise than by reason of its own gross negligence or wilful misconduct, in acting in its capacity as agent hereunder.

27.6 The Agent, the Collateral Agent and the Arrangers do not accept any responsibility for the accuracy and/or completeness of any information supplied by either Borrower in connection herewith or for the legality, validity, effectiveness, adequacy or enforceability of this Agreement or any other Finance Document and the Agent, the Collateral Agent, and the Arrangers shall not be under any liability as a result of taking or omitting to take any action in relation to this Agreement or any other Finance Document, save in the case of fraud, gross negligence or wilful misconduct.

27.7 Each of the Lenders agrees that it will not assert or seek to assert against any director, officer or employee of the Agent, the Collateral Agent or any Arranger any claim it might have against any of them in respect of the matters referred to in Clause 27.6.

27.8 The Agent, the Collateral Agent and each of the Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with either Borrower.

27.9 Each of the Agent and the Collateral Agent may resign its appointment hereunder at any time without assigning any reason therefor by giving not less than thirty days' prior written notice to that effect to each of the other parties hereto and by appointing any of its affiliates in its stead, such appointment to take effect from the date of resignation of the resigning agent.

27.10 If a successor to the Agent or the Collateral Agent is appointed under the provisions of Clause 27.9, then (i) the retiring Agent shall be discharged from any further obligation hereunder but shall remain entitled to the benefit of the provisions of this Clause 27 and (ii) its successor and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party hereto.

27.11 It is understood and agreed by each Lender that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of the Borrowers and, accordingly, each Lender warrants to the Agent, the Collateral Agent and the Arrangers that it has not relied on and will not hereafter rely on the Agent, the Collateral Agent and the Arrangers or any one of them:

      (i) to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by the Borrowers in connection with any Finance Document or the transactions therein contemplated (whether or not such information has been or is hereafter circulated to such Lender by the Agent, the Collateral Agent and the Arrangers or any one of them); or

      (ii) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of either Borrower.

27.12 In acting as agent, collateral agent and/or arrangers for the Lenders, the agency division of each of the Agent, the Collateral Agent and each Arranger shall be treated as a separate entity from any other



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                                       29

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      of its divisions or departments and, notwithstanding the foregoing provisions of this Clause 27, in the event that the Agent, the Collateral Agent or, as the case may be, any Arranger should act for either Borrower in any capacity in relation to any other matter, any information given by the relevant Borrower to the Agent, the Collateral Agent or, as the case may be, such Arranger in such other capacity may be treated as confidential by the Agent, the Collateral Agent or, as the case may be, such Arranger.

28.   BENEFIT OF AGREEMENT

      This Agreement shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors, Transferees, Overdraft Facility Transferees and permitted assigns.

29.   ASSIGNMENTS AND TRANSFERS BY THE BORROWERS

      Neither Borrower shall be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder.

30.   ASSIGNMENTS AND TRANSFERS BY BANKS, CHANGE OF OVERDRAFT PROVIDER

30.1 Any Bank may, at any time, assign all or any of its rights and benefits hereunder, sell participations in, or transfer in accordance with Clause
      30.3 (but not otherwise) all or any of its rights, benefits and obligations hereunder to any person Provided that:

      (i)  no such assignment or transfer may be made:

           (a) unless the Bank also transfers or assigns to the same person a pro rata share of its rights, benefits and obligations (if any) under the Credit Agreement and the UK Facility;

           (b) without the prior written consent of the Borrowers, the Fronting Bank, the Overdraft Provider and the Agent, such consent not to be unreasonably withheld or delayed;

           (c)  otherwise than to a Qualifying Lender;

           (d) if the result thereof, at the time of such transfer or assignment or immediately thereafter, would be that either Borrower would be liable to pay an additional amount or amounts pursuant to Clauses 14 or 15 which additional amount or amounts would not have been payable had no such transfer or assignment occurred unless such Transferee or assignee agrees to waive its rights to receive such additional amount or amounts; and

      (ii)  no such participation may be made unless:

            (a) the relevant Bank remains the lender of record hereunder and the proposed participant does not become the lender of record hereunder;

            (b) the relevant Bank's obligations hereunder shall remain unchanged and it shall remain solely responsible for the performance thereof;




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            (c)  all parties hereto shall be entitled to deal solely with the relevant Bank in connection with its Commitment and other rights and obligations of the relevant Bank under the Finance Documents;

            (d)  such participant is a Qualifying Lender;

            (e) such Bank shall be solely responsible for any withholding taxes or filing or reporting requirements relating to such participation and shall hold harmless each Borrower and the Agent against the same; and

            (f) any such participant which is not an affiliate of the relevant Bank shall not be entitled to require the relevant Bank to take or omit to take any action under any Finance Document except action directly affecting the extension of the "Termination Date" hereunder or the reduction of the principal amount or the decrease in the rate of interest payable hereunder or any fees related thereto.

30.2 If any Bank assigns all or any of its rights and benefits hereunder in accordance with Clause 30.1, then, unless and until the assignee has agreed with the Agent, the Arrangers and the other Banks that it shall be under the same obligations towards each of them as it would have been under if it had been an original party hereto as a Bank, the Agent, the Arrangers and the other Banks shall not be obliged to recognise such assignee as having the rights against each of them which it would have had if it had been such a party hereto.

30.3 If any Bank wishes to transfer all or any of its rights, benefits and/or obligations hereunder as contemplated in Clause 30.1, then such transfer shall be effected by the delivery to the Borrowers and the Agent of a duly completed and duly executed Transfer Certificate in which event, on the later of the Transfer Date specified in such Transfer Certificate and the fifth business day after (or such earlier business day endorsed by the Agent on such Transfer Certificate falling on or after) the date of delivery of such Transfer Certificate to the Agent:

      (i) to the extent that in such Transfer Certificate the Bank party thereto seeks to transfer its rights, benefits and obligations hereunder, the Borrowers and such Bank shall be released from further obligations towards one another hereunder and their respective rights against one another shall be cancelled (such rights, benefits and obligations being referred to in this Clause
            30.3 as "discharged rights and obligations");

      (ii) the Borrowers and the Transferee party thereto shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as the Borrowers and such Transferee have assumed and/or acquired the same in place of the Borrowers and such Bank;

      (iii) the Agent, the Arrangers, such Transferee and the other Banks shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party hereto as a Bank with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer; and

      (iv) to the extent that in such Transfer Certificate the Bank party thereto seeks to transfer its Commitment, the Transferee shall replace such Bank under the terms of any relevant Letter of Credit.



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30.4  On the date upon which a transfer takes effect pursuant to Clause 30.3, the Transferee in respect of such transfer shall pay to the Agent for its own account a transfer fee of L500.

30.5 Pelikan Produktions AG may, at any time and from time to time, upon notice to the Agent, request that a different Lender specified by Pelikan Produktions AG be appointed as the Overdraft Provider. Promptly upon such other Lender agreeing to such request and repayment of all outstanding Short-Term Advances together with accrued interest thereon to the existing Overdraft Provider, the existing Overdraft Provider shall transfer to such Lender all (but not part) of its rights, benefits and obligations hereunder as the Overdraft Provider.

      Any transfer contemplated by this Clause 30.5 shall be effected by the delivery to the Borrowers and the Agent of a duly completed and duly executed Overdraft Provider Transfer Certificate in which event, on the later of the Transfer Date specified in such certificate and the fifth business day after (or such earlier business day endorsed by the Agent on such certificate falling on or after) the date of delivery of such certificate to the Agent:

      (i) the Borrowers and the Overdraft Provider shall be released from further obligations towards one another hereunder and their respective rights against one another shall be cancelled;

      (ii) the Borrowers and the Overdraft Facility Transferee shall acquire the same rights and benefits and assume the same obligations towards one another as they would have acquired and assumed had the Overdraft Facility Transferee been an original party hereto as the Overdraft Provider; and

      (iii) the Agents, the Arrangers, the Overdraft Facility Transferee and the other parties hereto shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had the Overdraft Facility Transferee been an original party hereto as the Overdraft Provider with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer.

31.   DISCLOSURE OF INFORMATION

      Each Lender shall take normal and reasonable precautions to maintain the confidentiality of all information obtained pursuant to the requirements of any Finance Document which has been identified as such by the Borrowers (including, without limitation, the reports delivered pursuant to the Third Schedule to the Original Agreement) but may, in any event, make disclosures reasonably required by any bona fide assignee, Transferee, Overdraft Facility Transferee or participant (or prospective assignee, Transferee or participant) in connection with the contemplated assignment or transfer of any of its rights and obligations thereunder Provided that (a) such assignee, Transferee, Overdraft Facility Transferee, participant or person agrees to comply with the provisions of this Clause 31, (b) such prospective assignee, Transferee, Overdraft Facility Transferee or participant shall have executed a confidentiality agreement substantially in the form of the Exhibit; and (c) no Lender shall be obliged or required to return any written information or other materials furnished by the Borrowers in connection with any Finance Document. Notwithstanding the foregoing, the Agents and/or any Lender shall be entitled to disclose any such information:

      (i) if required to do so by an order of a court of competent jurisdiction whether in pursuance of any procedure for discovering documents or otherwise; or

      (ii)  if required by any law or regulation having the force of law; or



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      (iii) pursuant to any requirement or request of any fiscal, monetary, tax, governmental or other competent authority; or

      (iv)  to its auditors, legal or other professional advisors; or

      (v)   which is in the public domain,

      and unless specifically prohibited by applicable law or court order, such Lender shall notify the Borrowers of any disclosure pursuant to paragraphs
      (i), (ii) and (iii).

32.   CALCULATIONS AND EVIDENCE OF DEBT

32.1 Interest and Commitment Fee shall accrue from day to day and shall be calculated on the basis of a year of 360 days or (in the case of interest payable on an amount denominated in sterling) 365 days and the actual number of days elapsed.

32.2 Letter of Credit commission in respect of any Letter of Credit, and any period of the Term thereof determined pursuant to Clause 9, shall be calculated on the basis of a year of 360 days or (in the case of a Letter of Credit denominated in sterling) 365 days and the actual number of days in such period (or, in any case where market practice differs, in accordance with market practice).

32.3 If on any occasion a Reference Bank or Bank fails to supply the Agent with a quotation required of it under the foregoing provisions of this Agreement, the rate for which such quotation was required shall be determined from those quotations which are supplied to the Agent.

32.4 Each Lender shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to it hereunder.

32.5 The Agent shall maintain on its books a control account or accounts in which shall be recorded (i) the amount of any Advance made or arising hereunder (and the name of the Lender to which such sum relates) and the face amount of any Letter of Credit issued (and each Lender's share therein), (ii) the amount of all principal, interest and other sums due or to become due from either Borrower to any of the Lenders hereunder and each Lender's share therein and (iii) the amount of any sum received or recovered by the Agent hereunder and each Lender's share therein.

32.6 In any legal action or proceedings arising out of or in connection with this Agreement, the entries made in the accounts maintained pursuant to Clauses 32.4 and 32.5 shall in the absence of manifest error be conclusive evidence of the existence and amounts of the obligations of the Borrowers therein recorded.

32.7 A certificate of a Lender as to (i) the amount by which a sum payable to it hereunder is to be increased under Clause 14 or (ii) the amount for the time being required to indemnify it against any such cost, payment or liability as is mentioned in Clause 15 shall, in the absence of manifest error, be conclusive for the purposes of this Agreement.

32.8 Each Lender hereby represents that as at 24th February, 1995 (i) its participation as a Lender hereunder and extension of credit in respect hereof will not require registration or qualification under any applicable securities laws nor is it illegal (as referred to in Clause 16), and (ii) it is a Qualifying Lender. Barclays Bank PLC represents that as at the date hereof Barclays Overdraft Agent is a person recognised as a bank pursuant to Clause 232 of the Circular of Swiss Federal Tax



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                                       33

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      Authorities, dated 29th October, 1992 regarding the tax treatment of syndicated loans, debt certificate issues, promissory notes and subparticipations.

33.   REMEDIES AND WAIVERS

      No failure to exercise, nor any delay in exercising, on the part of the Agent, the Arrangers and the Lenders or any of them, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

34.   PARTIAL INVALIDITY

      If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

35.   NOTICES

35.1 Each communication to be made hereunder shall, unless otherwise stated, be made in writing by telex, telefax or letter.

35.2 Any communication or document (unless made by telefax) to be made or delivered by one person to another pursuant to this Agreement shall (unless that other person has by fifteen days' written notice to the Agent specified another address) be made or delivered to that other person at the address identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee, or in the case of an Overdraft Facility Transferee, at the end of the Overdraft Provider Transfer Certificate to which it is a party as the Overdraft Facility Transferee) and shall be deemed to have been made or delivered when despatched and the appropriate answerback received (in the case of any communication made by telex) or (in the case of any communication made by letter) when left at that address or (as the case may be) ten days after being deposited in the post postage prepaid in an envelope addressed to it at that address Provided that any communication or document to be made or delivered to the Agent shall be effective only when received by the Agent and then only if the same is expressly marked for the attention of the department or officer identified with the Agent's signature below (or such other department or officer as the Agent shall from time to time specify for this purpose).

35.3 Where any provision of this Agreement specifically contemplates telephone or telefax communication made by one person to another, such communication shall be made to that other person at the relevant telephone number specified by it from time to time for the purpose and shall be deemed to have been received when made (in the case of any communication by telephone) or when transmission has been completed (in the case of any telecommunication by telefax). Each such telefax communication, if made to the Agent by a Borrower shall be signed by the person or persons authorised by that Borrower in the certificate delivered pursuant to the Third Schedule and shall be expressed to be for the attention of the department or officer whose name has been notified for the time being for that purpose by the Agent to the Borrowers.

35.4 Each communication and document made or delivered by one party to another pursuant to this Agreement shall be in the English language or accompanied by a translation thereof into English



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      certified (by an officer of the person making or delivering the same)
      as being a true and accurate translation thereof.

36.   COUNTERPARTS

      This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts each of which, when executed and delivered, shall constitute an original, but all the counterparts shall together constitute but one and the same instrument.

37.   AMENDMENTS

      To the extent not otherwise expressly provided in any Finance Document, no amendment, modification, termination or waiver of any provision of any Finance Document or consent to any departure by a Borrower therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders and the Borrowers; except that any amendment, modification, termination, or waiver that (i) changes the amount of the Commitments or the principal amount of the Advances or extends the scheduled maturity thereof or changes the currency of any payment hereunder; (ii) changes any Proportion or the definition of "Requisite Lenders"; (iii) extends the dates on which interest is or fees are payable hereunder, or the maximum duration of interest periods; or (iv) reduces any interest rates payable on the Advances or any fees (other than administrative fees) payable hereunder or under any other Finance Document, each shall be effective only if evidenced by a writing signed by or on behalf of all Lenders under this Agreement and the Borrowers; Provided, however, that (A) the First Schedule and the Commitments and Proportions shall be amended from time to time to give effect to the Commitments and Proportions of each new Bank that becomes a party to this Agreement at the time such Bank becomes a Bank and (B) any amendment, modification or waiver that changes any administrative fees, or the times at which such fees are payable, hereunder shall be effective only if evidenced by a writing signed by or on behalf of the Borrowers and each Lender affected thereby. Any amendment, modification, termination or waiver of any of the conditions precedent to funding an Advance shall be effective only if evidenced by a writing signed by or on behalf of the Requisite Lenders and the Borrowers. No amendment, modification, termination or waiver of any provision of the agency provisions of this Agreement shall be effective without the written concurrence of the Agents, the Requisite Lenders and the Borrowers. No amendment, modification, termination or waiver of any Finance Document that releases any guarantor or releases any collateral under the Security Documents not otherwise permitted under the Credit Agreement or such Security Document shall be effective unless evidenced by a writing signed by or on behalf of Banks having 80% or more of the combined aggregate amount of the Commitments under this Agreement or, in the case of the Commitment under this Agreement that has been terminated, the Outstandings, if any, made hereunder. The Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on either Borrower shall entitle such Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent with respect to this Agreement effected in accordance with this Clause 37 shall be binding upon the Borrowers.

38.   BORROWER SECESSION

      In the event that any Borrower is required to make any additional payment to a Lender pursuant to Clauses 14 or 18.2 or any Lender claims indemnification under Clauses 15.1 or 15.2 or an event referred to in Clause 16 occurs and such requirement, claim or consequence of such event would be



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      avoided or mitigated by that Borrower ceasing to be a Borrower hereunder then subject to the Borrower being under no actual obligation or contingent payment obligation under or pursuant to any Finance Document, it may cease to be a Borrower hereunder with the prior written consent of the Agent and upon receipt by the Agent of a Borrower Secession Memorandum.

39.   GUARANTEE BY PELIKAN PRODUKTIONS AG

39.1 As consideration for Banks and the Overdraft Provider agreeing to enter into this Agreement and extend the Commitments and Short-Term
      Advances, as applicable, hereunder, Pelikan Produktions AG hereby unconditionally and irrevocably guarantees the due and punctual payment when due of all Obligations of Pelikan Hardcopy
      (International) AG. For purposes of this Part 15: (i) Pelikan Produktions AG is referred to as a "Guarantor" and the obligations of Pelikan Produktions AG under this Clause 39.1 are referred to as this "Guarantee" and (ii) "Obligations" shall mean all obligations and liabilities of Pelikan Hardcopy (International) AG owed to Agents, Arrangers, the Fronting Bank, or Lenders (or any of them) under this Agreement or any of the other Finance Documents.

39.2 The Guarantor waives presentation of, demand of, payment from and protest of any Obligation of Pelikan Hardcopy (International) AG and also waives notice of protest for non-payment. The obligations of the Guarantor under this Guarantee shall not be affected by, and the Guarantor hereby waives its rights (to the extent permitted by applicable law) in connection with:

      (a) the failure of any Agent, Arranger, the Fronting Bank or any Lender to assert any claim or demand or to enforce any right or remedy against Pelikan Hardcopy (International) AG under the provisions of this Agreement or any other agreement or otherwise;

      (b)   any extension or renewal of any provision thereof;

      (c)   any increase in the amount of the Obligations;

      (d) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement (subject to Clause 37) or any instrument executed pursuant hereto;

      (e) the release of any of the security held by any party for the Obligations of Borrowers;

      (f) the failure of any Agent, Arranger, the Fronting Bank or any Lender to exercise any right or remedy against any other guarantor of the Obligations;

      (g) any Agent, Arranger, the Fronting Bank or any Lender taking and holding security or collateral for the payment of this Guarantee, any other guarantees of the Obligations or other liabilities of Pelikan Hardcopy (International) AG and the Obligations guaranteed hereby, and exchanging, enforcing, waiving and releasing any such security or collateral;

      (h) any Agent, Arranger, the Fronting Bank or any Lender applying any such security or collateral and directing the order or manner of sale thereof as Collateral Agent and Agent in their discretion, may determine; or

      (i) any Agent, Arranger, the Fronting Bank or any Lender settling, releasing, compromising, collecting or otherwise liquidating the Obligations and any security or collateral therefor in any manner determined by the applicable Agent, Arranger, the Fronting Bank or such Lender.



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

                                       36

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      The obligations of the Guarantor under this Guarantee shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defence or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations, discharge of Pelikan Hardcopy (International) AG from the Obligations in a bankruptcy or similar proceeding or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor under this Guarantee shall not be discharged or impaired or otherwise affected by the failure of any Agent, Arranger, the Fronting Bank or any Lender to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing that may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.

      Any Agent may, at its or their election, foreclose on any security held by them by one or more judicial or nonjudicial sales, or exercise any other right or remedy any Agent may have against Guarantor, Pelikan Hardcopy (International) AG or any security without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Obligations have been paid. The Guarantor waives any defense arising out of such election by an Agent, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against Pelikan Hardcopy (International) AG or any security, so long as such Agent has acted in a commercially reasonable manner.

      The Guarantor further agrees that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Obligations is rescinded or must otherwise be restored by any Agent, Arranger, the Fronting Bank or any Lender upon the bankruptcy or reorganization of Pelikan Hardcopy (International) AG or otherwise.

      The Guarantor further agrees, in furtherance of the foregoing and not in limitation of any other right that any Agent, Arranger, the Fronting Bank or any Lender may have at law or in equity against the Guarantor by virtue hereof, upon the failure of Pelikan Hardcopy (International) AG to pay any of the Obligations when and as the same shall become due (whether by required prepayment, declaration, demand or otherwise), the Guarantor will forthwith pay, or cause to be paid, in cash, to an Agent an amount equal to the sum of the unpaid principal amount of such Obligations, accrued and unpaid interest on such Obligations and all other Obligations of Pelikan Hardcopy (International) AG to any Agent, Arranger, the Fronting Bank or such Lender.

      So long as any of the Obligations shall remain outstanding hereunder, Guarantor hereby irrevocably waives any right of subrogation, contribution, indemnity or otherwise against Pelikan Hardcopy (International) AG that may arise out of or be caused by this Guarantee, all rights and/or claims against Pelikan Hardcopy (International) AG which may arise against Pelikan Hardcopy (International) AG by reason of this Guarantee, any right to enforce any remedy that any Lenders now have or may hereafter have against Pelikan Hardcopy (International) AG and any benefit of, and any right to participate in, any security now or hereafter held by or on behalf of Lenders.

      Notwithstanding anything contained in this Clause 39.2 to the contrary, this Guarantee shall not be effective or in full force and effect until the Closing Date.



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

                                       37

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40.   LAW

      This Agreement shall be governed by, and shall be construed in accordance with, English law.

41.   JURISDICTION

41.1 Each Borrower hereby irrevocably agrees for the benefit of each of the other parties hereto that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes irrevocably submits to the jurisdiction of such courts.

41.2 Each Borrower irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 41.1 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and agrees not to claim that any such court is not a convenient or appropriate forum.

41.3 Each Borrower agrees that the process by which any suit, action or proceeding is begun may be served on it by being delivered in connection with any suit, action or proceeding in England to Pelikan Scotland Limited at Newcastle Way, Orton, Southgate, Peterborough PE2 AUJ or other its registered office for the time being. If the appointment of the person mentioned in this Clause 41.3 ceases to be effective each Borrower shall immediately appoint a further person in England to accept service of process on its behalf in England and, failing such appointment within 15 days, the Agent shall be entitled to appoint such a person by notice to the Borrowers. Nothing contained herein shall affect the right to serve process in any other manner permitted by law.

41.4 The submission to the jurisdiction of the courts referred to in Clause 41 shall not (and shall not be construed so as to) limit the right of any party to take proceedings against any other party in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.


AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.








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

                                       38

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                               THE FIRST SCHEDULE

                                   THE BANKS


BANK                                    COMMITMENT (CHF)

Barclays Bank PLC                       7,000,000

NationsBank N.A.                        16,525,000

Commerzbank AG                          5,000,000

Deutsche Bank AG                        5,000,000

The First National Bank of Chicago      5,000,000

Societe Generale                        4,925,000

ABN AMRO Bank N.V.                      3,275,000

Credit Lyonnais, S.A.                   3,275,000














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

                                       39

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                              THE SECOND SCHEDULE

                        FORM OF TRANSFER CERTIFICATE


To:  Barclays Bank PLC
     Pelikan Produktions AG
     Pelikan Hardcopy (International) AG

                           TRANSFER CERTIFICATE


relating to the amended and restated agreement (the "FACILITY AGREEMENT") dated 15th October, 1996 whereby a revolving credit facility was made available to Pelikan Produktions AG and Pelikan Hardcopy (International) AG as borrowers by a group of banks on whose behalf Barclays Bank PLC acted as agent in connection therewith.

1. Terms defined in the Facility Agreement shall, subject to any contrary indication, have the same meanings herein. The terms Bank and Transferee are defined in the schedule hereto.

2. The Bank (i) confirms that the details in the schedule hereto under the heading "BANK'S COMMITMENT" or "ADVANCE(S)" accurately summarises its Commitment and/or, as the case may be, the Term and Repayment Date of one or more existing Advances made by it and (ii) requests the Transferee to accept and procure the transfer to the Transferee of the portion specified in the schedule hereto of, as the case may be, its Commitment and/or such Advance(s) by counter-signing and delivering this Transfer Certificate to the Agent at its address for the service of notices specified in the Facility Agreement.

3. The Transferee hereby requests the Agent to accept this Transfer Certificate as being delivered to the Agent pursuant to and for the purposes of Clause 30.3 of the Facility Agreement so as to take effect in accordance with the terms thereof on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4. The Transferee confirms that it has received a copy of the Facility Agreement, together with such other information as it has required in connection with this transaction and that it has not relied and will not hereafter rely on the Bank to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Bank to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrowers.

5. The Transferee hereby undertakes with the Borrowers, the Bank and each of the other parties to the Facility Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Facility Agreement will be assumed by it after delivery of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect. The Transferee hereby makes the representations made by each Bank in Clause
     32.8 of the Facility Agreement as though made on and as of the date hereof.

6. The Bank makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Facility Agreement or any document relating thereto and assumes no responsibility for the financial condition of the Borrowers



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

                                       40

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     or for the performance and observance by the Borrowers of any of their respective obligations under the Facility Agreement or my document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

7. The Bank hereby gives notice that nothing herein or in the Facility Agreement (or any document relating thereto) shall oblige the Bank to (i) accept a re-transfer from the Transferee of the whole or any part of its rights, benefits and/or obligations under the Facility Agreement transferred pursuant hereto or (ii) support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever including, without limitation, the non-performance by the Borrowers or any other party to the Facility Agreement (or any document relating thereto) of its obligations under any such document. The Transferee hereby acknowledges the absence of any such obligation as is referred to in (i) or (ii) above.

8. This Transfer Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with English law.


                                   THE SCHEDULE

1    Bank:

2    Transferee:

3.   Transfer Date:

4    Commitment:

          Bank's Commitment   Portion Transferred


5.   Advance(s):

          Term and Repayment Date   Portion Transferred

[Transferor Bank]        [Transferee Bank]

By.                      By:

Date:                    Date:


          ADMINISTRATIVE DETAILS OF TRANSFEREE

Address:

Contact Name:

Account for Payments:

Telex:



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

                                       41

--------------------------------------------------------------------------------


Telefax:

Telephone:







































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
                                      42
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                              THE THIRD SCHEDULE

                             CONDITIONS PRECEDENT


Each of the following:

1. A certificate of the secretary or a director of each Borrower certifying that the copy of its constitutive documents delivered to the Agent in connection with the Original Agreement (as amended, where applicable, by any variation thereof which has itself been delivered to the Agent and certified correct, complete and in full force and effect) remains correct, complete and in full force and effect.

2.   A copy of a resolution of the Board of Directors of each Borrower:

     (a) approving the terms of this Agreement and all other documents to be executed by such Borrower in connection herewith; and

     (b)  authorising a specified person or persons:

          (i) to execute this Agreement and all other documents to be executed by it hereunder or thereunder in connection herewith or therewith; and

          (ii) (unless previously so appointed and unchanged) to give all notices, requests, instructions, certificates and other documents to the Agent in connection with each of the Finance Documents to which it is a party.

3. A certificate of a director of each Borrower certifying that the utilisation of the Facility in full would not cause any borrowing or other limit binding on it to be exceeded.

4. A copy of the signature of each of the persons authorised by the resolutions referred to in paragraph 2(b) above.

5. A certificate of a director of each Borrower confirming that no Event of Default or Potential Event of Default will be in existence immediately after the transactions due to take place on the Closing Date (as defined in the Credit Agreement) have taken place.

6. A legal opinion relating to this Supplemental Agreement from Allen & Overy, English legal advisers to the Agent, in form and substance satisfactory to the Agent.

Each copy document delivered under this part of this schedule by a Borrower shall be certified by a director or the secretary of the relevant Borrower, as at the date hereof (or such other date as the Agent may agree), to be correct, complete and in full force and effect as at such date.



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
                                      43
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                             THE FOURTH SCHEDULE

                             UTILISATION REQUEST


From:     Pelikan Produktions AG/Pelikan Hardcopy (International) AG

To:  [Barclays Bank PLC]/[Overdraft Provider]

Dated:

Dear Sirs,

1. We refer to the amended and restated agreement (the "FACILITY AGREEMENT") dated 15th October, 1996 and made between Pelikan Produktions AG and Pelikan Hardcopy (International) AG as borrowers, BZW and NationsBanc Capital Markets, Inc. as arrangers, Barclays Bank PLC as agent, NationsBank of Texas, N.A. as collateral and documentation agent, Barclays Bank PLC as fronting bank, Barclays Bank PLC as overdraft provider and the financial institutions named therein as banks. Terms defined in the Facility Agreement shall have the same meaning in this notice.

2. We hereby give you notice that, pursuant to the Facility Agreement, we wish [the Banks/ Overdraft Provider to make Advances/the Fronting Bank to issue a Letter of Credit] as follows:

     (i)  Aggregate *[principal/face] amount:

     (ii)  Utilisation Date:

     (iii)* TERM:

     (IV) CURRENCY:

     (V)  **[REPAYMENT DATE/EXPIRY DATE]:

3. *[THE PROCEEDS OF THIS UTILISATION SHOULD BE CREDITED TO [INSERT ACCOUNT DETAILS]]/[THE LETTER OF CREDIT SHOULD BE ISSUED IN FAVOUR OF [NAME OF RECIPIENT] IN THE FORM ATTACHED AND DELIVERED TO THE RECIPIENT AT [ADDRESS OF RECIPIENT]].

                                    YOURS FAITHFULLY


                                    .................................
                                    FOR AND ON BEHALF OF
               PELIKAN PRODUKTIONS AG/PELIKAN HARDCOPY (INTERNATIONAL) AG

____________________
**  Delete as appropriate



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
                                      44
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                               THE FIFTH SCHEDULE

                                 TIMETABLES


            UTILISATION BY MEANS OF ADVANCES OTHER THAN SHORT-TERM ADVANCES

"D"   =    Utilisation Date
"D-x" =    x business days prior to Utilisation Date
"Bs"  =    Banks
"A"   =    Agent
"( )" =    Clause number of Agreement


1.   Utilisation Request to A (6.1)          D-2  9.30 a.m.
2.   A to notify Bs of allocations by (6.4)  D-2  10.30 a.m.
3.   LIBOR fixing(1.1)                       D-2  11.00 a.m.


                UTILISATION BY MEANS OF SHORT-TERM ADVANCES

"D"   =    Utilisation Date
"OP"  =    Overdraft Provider
"( )" =    Clause number of Agreement

Utilisation Request to OP (6.1)              D    9.30 a.m.

                   UTILISATION BY MEANS OF LETTERS OF CREDIT

"D"   =    Utilisation Date
"D-x" =    x business days prior to Utilisation Date
"Bs"  =    Banks
"A"   =    Agent
"( )" =    Clause number of Agreement


1.   Utilisation Request to A (6.1)          D-3  9.30 a.m.

2.   Bs to have agreed identity of
     recipient of Letter of Credit (7.2(iii))     D-3  3.00 p.m.

3.   where applicable, form of Letter
     of Credit to be agreed (7.2(iv))        D-3  3.00 p.m.

4.   A to notify Bs of allocations (6.4)     D    10.00 a.m.

5.   Letter of Credit to be issued (7.2)     D    3.00 p.m.



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
                                      45
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                             THE SIXTH SCHEDULE

                   FORM OF BORROWER SECESSION MEMORANDUM


To:   Barclays Bank PLC
From: Pelikan Produktions AG and
      Pelikan Hardcopy (International) AG



Dated:

Dear Sirs,

1. We refer to the amended and restated agreement (the "FACILITY AGREEMENT") dated 15th October, 1996 and made between ourselves as borrowers, Barclays Bank PLC as agent, NationsBank of Texas, N.A. as collateral and documentation agent, the financial institutions defined therein as Banks and others.

2    Terms defined in the Facility Agreement shall bear the same meaning herein.

3. We hereby declare that [name of Borrower] is under no actual or contingent obligation under or pursuant to any Finance Document in its capacity as a Borrower.

4. Accordingly, pursuant to Clause 38 of the Facility Agreement and with effect from receipt of this notice, [name of relevant Borrower] shall cease to be a Borrower under the Facility Agreement.

                                    Yours faithfully




                                   For and on behalf of
                              Pelikan Produktions AG and
                          Pelikan Hardcopy (International) AG




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

                                       46
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                              THE SEVENTH SCHEDULE

                    MANDATORY LIQUID ASSET COSTS RATE FORMULA

The Mandatory Liquid Asset Costs Rate to compensate the Banks for the cost attributable to an Advance or other sum denominated in sterling for any period for which such cost is to be computed under this Agreement resulting from the imposition from time to time by the Bank of England (or other Governmental authorities or agencies) of a requirement to place non-interest-bearing deposits with the Bank of England, for the payment of Special Deposits and the maintenance of secured money with certain financial institutions (recognised for this purpose by the Bank of England) will be the rate determined by the Agent (rounded upwards, if necessary, to four decimal places) on the first day of the relevant period and for the duration of such period (but in respect of such a period of longer than three months, the average of the rates (rounded upwards as aforesaid) computed on a three monthly basis during such period) in accordance with the following formula:

rate =    XL + B(L-C) + S(L-D)
          --------------------
              100 - (X + S)

Where:

"X" is the amount required to be maintained by Barclays Bank PLC on non-interest-bearing balances with the Bank of England expressed as a percentage of eligible liabilities fixed by the Bank of England (or other Governmental authorities or agencies). For the purpose of this formula, this percentage will be expressed as a number.

"L" is the average of the offered quotations by the Reference Banks for sterling deposits for the period for which the formula is being applied in the London Interbank Market at or about 11.00 a.m. on the day of quotation, expressed as a number and not as a percentage rate per annum.

"B" is the average level of secured deposits expressed as a percentage of eligible liabilities which Barclays Bank PLC is required by the Bank of England to maintain with certain financial institutions (recognised for this purpose by the Bank of England). For the purpose of this formula this percentage will be expressed as a number.

"C" is the average of the rates at which certain financial institutions (recognised for this purpose by the Bank of England) bid for sterling deposits for the period for which the formula is being applied from the Reference Banks at or about 11.00 a.m. on the day of quotation, expressed as a number and not as a percentage rate per annum.

"S" is the amount of Special Deposits required to be maintained by Barclays Bank PLC expressed as a percentage of eligible liabilities fixed by the Bank of England (or other Governmental authorities or agencies). For the purposes of this formula this percentage will be expressed as a number.

"D" is the rate of interest paid by the Bank of England on Special Deposits, expressed as a number and not as a percentage rate per annum.

In the event of any change in circumstances (including the imposition of alternative or additional official requirements) which renders the above formula inapplicable the Agent shall notify the Borrower and the Banks in reasonable detail of the manner (including the basis and computation) in which the Mandatory Liquid Asset Costs Rate shall be determined thereafter and, if appropriate, substitute a new formula for that


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
                                       47
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set out above.






























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
                                      48
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                                THE EIGHTH SCHEDULE

               FORM OF OVERDRAFT PROVIDER TRANSFER CERTIFICATE



To:  Barclays Bank PLC, as Agent
     Pelikan Produktions AG
     Pelikan Hardcopy (International) AG


                      OVERDRAFT PROVIDER TRANSFER CERTIFICATE

relating to the amended and restated agreement (the "FACILITY AGREEMENT") dated 15th October, 1996 whereby a revolving credit facility was made available to Pelikan Produktions AG and Pelikan Hardcopy (International) AG as borrowers by a group of banks on whose behalf Barclays Bank PLC acted as agent in connection therewith.

1. Terms defined in the Facility Agreement shall, subject to any contrary indication, have the same meanings herein. The terms Overdraft Provider and Overdraft Facility Transferee are defined in the schedule hereto.

2. The Overdraft Provider requests the Overdraft Facility Transferee to accept and procure the transfer to the Overdraft Facility Transferee the obligation to make Short-Term Advances pursuant to the Facility Agreement by counter-signing and delivering this Overdraft Provider Transfer Certificate to the Agent at its address for the service of notices specified in the Facility Agreement.

3. The Overdraft Facility Transferee hereby requests the Agent to accept this Overdraft Provider Transfer Certificate as being delivered to the Agent pursuant to and for the purposes of Clause 30.5 of the Facility Agreement so as to take effect in accordance with the terms thereof on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4. The Overdraft Facility Transferee confirms that it has received a copy of the Facility Agreement, together with such other information as it has required in connection with this transaction and that it has not relied and will not hereafter rely on the Overdraft Provider to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy, or completeness of any such information and further agrees that it has not relied and will not rely on the Overdraft Provider to assess or keep under review on its behalf the financial conditions, creditworthiness, condition, affairs, status or nature of the Borrowers.

5. The Overdraft Facility Transferee hereby undertakes with the Borrowers, the Overdraft Provider and each of the other parties to the Facility Agreement that it will perform in accordance with their terms all the obligations of the Overdraft Provider under the Facility Agreement after delivery of this Overdraft Provider Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Overdraft Provider Transfer Certificate is expressed to take effect. The Overdraft Facility Transferee hereby makes the representations made by the Overdraft Provider in Clause
     32.8 of the Facility Agreement as though made on and as of the date hereof.

6. The Overdraft Provider makes no representation or warranty and assumes no responsibility with


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
                                     49
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     respect to the legality, validity, effectiveness, adequacy or enforceability of the Facility Agreement or any document relating thereto and assumes no responsibility for the financial condition of the Borrowers or for the performance and observance by the Borrowers of any of their respective obligations under the Facility Agreement or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

7. The Overdraft Provider hereby gives notice that nothing herein or in the Facility Agreement (or any document relating thereto) shall oblige the Overdraft provider to (i) accept a re-transfer from the Overdraft Facility Transferee of the whole or any part of its rights, benefits and/or obligations under the Facility Agreement transferred pursuant hereto or
     (ii) support any losses directly or indirectly sustained or incurred by the Overdraft Facility Transferee for any reason whatsoever including, without limitation, the non-performance by the Borrowers or any other party to the Facility Agreement (or any documents relating thereto) of its obligations under any such document. The Overdraft Facility Transferee hereby acknowledges the absence of any such obligation as it referred to in (i) or
     (ii) above.

8. This Overdraft Provider Transfer Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with English law.

                                     THE SCHEDULE

     1.   Overdraft Provider:

     2.   Overdraft Facility Transferee:

     3.   Transfer Date:


[TRANSFEREE OVERDRAFT                                      [TRANSFEROR OVERDRAFT
PROVIDED]                                                              PROVIDER]

By:                                                           By:

Date:                                                         Date:


                                ADMINISTRATIVE DETAILS OF
                              OVERDRAFT FACILITY TRANSFEREE

Address:                                                       Telex:

Contact Name:                                                  Telefax:

Account for Payments:                                          Telephone:





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
                                       50
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

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                                  SIGNATORIES

THE BORROWERS

PELIKAN PRODUKTIONS AG

By:       HANS PAFFHAUSEN

Address:  Forchstrasse 100
          CH-8132 Egg
          Switzerland

Fax:      (41-1) 9861 394


PELIKAN HARDCOPY (INTERNATIONAL) AG

By:       HANS PAFFHAUSEN

Address:  Forchstrasse 100
          CH-8132 Egg
          Switzerland

Fax:      (41-1) 9861 394


THE ARRANGERS

BZW

By:       PETER YETMAN

Address:  Murray House
          I Royal Mint Court
          London EC3N 4HH

Fax:      0171 696 2908


NATIONSBANC CAPITAL MARKETS, INC.

By:       JOE SIEGAL

Address:  901 Main Street
          66th Floor
          Dallas, Texas 75202

Fax:      (214) 508-2881

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

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THE AGENT

BARCLAYS BANK PLC

By:       PETER YETMAN

Address:  Murray House
          1 Royal Mint Court
          London EC3N 4HH

Fax:      0171 696 2908


THE COLLATERAL AGENT

NATIONSBANK OF TEXAS, N.A.

By:       DAN KILLIAN

Address:  901 Main Street
          67th Floor
          Dallas, Texas 75202
          U.S.A.

Fax:      (214) 508 0980


THE DOCUMENTATION AGENT

NATIONSBANK OF TEXAS, N.A.

By:       DAN KILLIAN

Address:  901 Main Street
          67th Floor
          Dallas, Texas 75202
          U.S.A.

Fax:      (214) 508 0980
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

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THE FRONTING BANK

BARCLAYS BANK PLC

By:       PETER YETMAN

Address:  Murray House
          I Royal Mint Court
          London EC3N 4HH

Fax:      0171 696 2908


THE OVERDRAFT PROVIDER

BARCLAYS BANK PLC

By:       PETER YETMAN

Address:  c/o: BARCLAYS BANK (SCHWEIZ) AG
          Schutzengasse 21,
          Postfach 5172
          CH-8022 Zurich
          Switzerland

Fax:      (41)(1) 211 5426

THE BANKS

BARCLAYS BANK PLC

By:       PETER YETMAN

Address:  Murray House
          I Royal Mint Court
          London EC3N 4HH

Fax:      0171 696 2908


NATIONSBANK, N.A.

By:       DAN KILLIAN

Address:  901 Main Street
          67th Floor
          Dallas, Texas 75202
          U.S.A.

Fax:      (214) 5080)980

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

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THE FIRST NATIONAL BANK OF CHICAGO

By:       STEPHEN PRICE

Address:  Geographical Credit
          One First National Plaza, Mail Suite 0364
          Chicago, Illinois 60670-0364

Fax:      (312) 732 1117


COMMERZBANK AG

By:       H. YERGEY           D. SUTTLES

Address:  Atlanta Agency
          Promenade Two, Suite 3500
          1230 Peachtree Street, N.E.
          Atlanta, Georgia 30309

Fax:      (404) 888 6539


DEUTSCHE BANK AG LONDON

By:       ALAN RICHARDSON          JOHN CAMBELL

Address:  6-8 Bishopsgate
          London EC2N 4DA

Fax:      (0171) 545 4735


SOCIETE GENERALE

By:       MATTHEW FLANIGAN

Address:  Trammell Crow Center
          2001 Ross Avenue, Suite 4800
          Dallas, Texas 75201

Fax:      (214) 979 1104

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ABN AMRO BANK, N.V.

By:       RONALD MAHLE        DAVID ORR

Address:  Three Riverway, Suite 1700
          Houston, Texas 77056

Fax:      (713) 629 7533


CREDIT LYONNAIS, S.A.

By:       GHISLAIN CHABERT

Address:  500 North Akard, Suite 3210
          Dallas, Texas 75201

Fax:      (214) 220 2323

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                                 THE EXHIBIT

                     [FORM OF CONFIDENTIALITY AGREEMENT]

The undersigned, ______________________ a prospective [assignee/Transferee/ participant/Overdraft Facility Transferee] to that certain Revolving Credit Facility Agreement dated as of 2 June, 1995 as amended and restated pursuant to an amendment and restatement agreement dated 15th October, 1996 (such agreement, as so amended and restated and as it may be amended, amended and restated, supplemented or otherwise modified from time to time, being the "Credit Agreement"; capitalized terms used herein without definition shall have the meanings assigned those terms in the Credit Agreement between Pelikan Produktions AG and Pelikan Hardcopy (International) AG as borrowers,
BZW and NationsBanc Capital Markets, Inc., as arrangers, Barclays Bank PLC, as agent, NationsBank of Texas, N.A., as collateral agent, NationsBank of Texas, N.A., as documentation agent, and the Lenders party thereto, ("Prospective [assignee/Transferee/participant/Overdraft Facility Transferee]"), hereby agrees as follows for the benefit of the Borrowers:

Prospective [assignee/Transferee/participant/Overdraft Facility Transferee] agrees that all financial statements, financial projections, operating or other data, tax returns, reports and other information, that have been or may be provided to (i) Prospective [assignee/Transferee/participant/Overdraft Facility Transferee], (ii) the employees and agents of Prospective [assignee/Transferee/ participant/Overdraft Facility Transferee], and/or (iii) accountants, attorneys or other professionals retained by such parties whether delivered by either Borrower or otherwise shall be kept strictly confidential by such recipients, and shall be used solely in connection with its consideration of [an assignment/ a transfer/a participation/the appointment of a new Overdraft Provider] in respect of the Credit Agreement; PROVIDED, that Prospective [assignee/ Transferee/participant/Overdraft Facility Transferee] may, in any event, disclose any such information:

     (i) if required to do so by an order of a court of competent jurisdiction whether in pursuance of any procedure for discovering documents or otherwise; or

     (ii)  if required by any law or regulation having the force of law; or

     (iii) pursuant to any requirement or request of any fiscal, monetary, tax, governmental or other competent authority; or

     (iv)  to its auditors, legal or other professional advisors; or

     (v)   which is in the public domain,

and unless specifically prohibited by applicable law or court order, the prospective assignee/Transferee/or participant shall notify the Borrowers of any disclosure pursuant to paragraphs (i), (ii) and (iii). In no event shall Prospective [assignee/Transferee/participant/Overdraft Facility Transferee] be obligated or required to return any materials furnished by either Borrower.

This deed shall be governed by and construed and enforced in accordance with, the laws of England.

Prospective [assignee/Transferee/participant/Overdraft Facility Transferee] hereby irrevocably agrees for the benefit of the Borrowers that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this deed and,

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                                       57
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for such purposes, irrevocably submits to the jurisdiction of such courts.

Prospective [assignee/Transferee/participant/Overdraft Facility Transferee] hereby irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this deed and agrees not to claim that any such court is not a convenient or appropriate forum.

The submission to the jurisdiction of the courts of England shall not (and shall not be construed so as to) limit the right of either Borrower to take proceedings against Prospective [assignee/Transferee/participant/Overdraft Facility Transferee] in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdiction preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

IN WITNESS WHEREOF, this confidentiality agreement has been executed as a deed by the Prospective [assignee/Transferee/participant/Overdraft Facility Transferee] delivered on the date specified below.


____________________________, 19____



EXECUTED AND DELIVERED AS A DEED
BY [INSERT NAME IN BLOCK CAPITALS
OF PROSPECTIVE ASSIGNEE/
TRANSFEREE/PARTICIPANT/OVERDRAFT
FACILITY TRANSFEREE]


                                       Name: ___________________________
                                       Title: __________________________

                                       Name: ___________________________
                                       Title: __________________________



B3:72735.1

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